Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 23, 2025 (the “Amendment Date”), among Stepstone Great Lakes SPV Facility II LLC, a Delaware limited liability company, as borrower (the “Borrower”), StepStone Private Credit Fund LLC, a Delaware limited liability company, as the fund (in such capacity, the “Fund”) and as manager (in such capacity, the “Manager”, and in both such capacities, “SSG”), each Lender party to the Loan and Security Agreement (as defined below), Bank of Montreal, as the administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (the “Collateral Agent”, and, in both such capacities, the “Agent”).

WHEREAS, the Borrower, SSG, the Agent and the Lenders are party to that certain Loan and Security Agreement, dated as of May 1, 2023 (as amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “Loan and Security Agreement”), by and among the Borrower, SSG, each of the lenders from time to time party thereto (the “Lenders”) and the Agent; and

WHEREAS, the Borrower, SSG, the Agent, and the Lenders desire to amend certain provisions of the Loan and Security Agreement, in accordance with Section 12.01 thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

ARTICLE II

Amendments to Loan and Security Agreement

SECTION 2.1. As of the Amendment Date, the Loan and Security Agreement shall be amended as follows:

(a) Subject to the satisfaction of the conditions precedent set forth in Section 4.1 hereof, and in reliance upon the representations and warranties of the Borrower and the Manager set forth in Section 3.1 hereof, (i) the Loan and Security Agreement (other than the signature pages, exhibits and schedules) is hereby amended to delete the red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Amended Loan and Security Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower and SSG hereby represent and warrant to the Agent and the Lenders that, as of the Amendment Date, (i) no Unmatured Event of Default, Event of Default or Manager Default has occurred and is continuing, (ii) this Amendment has been duly authorized by the board of directors or sole member, as applicable, of the Borrower and SSG, has been duly executed and delivered by the Borrower and SSG, and is enforceable against it in accordance with its terms except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law) and (iii) the representations and warranties of the Borrower and SSG contained in the Loan and Security Agreement are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, in all respects) on and as of such day.

ARTICLE IV

Conditions Precedent

SECTION 4.1. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of the following:

(a) executed counterparts (or other evidence of execution, including electronic signatures, satisfactory to the Administrative Agent) of this Amendment;

(b) a certificate of the Secretary, Assistant Secretary or Responsible Officer of each of the Borrower and SSG, dated as of the Amendment Date, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Transaction Documents (including the Amendment) to which it is a party (on which certificate the Administrative Agent and the Lenders may conclusively rely until such time as the Administrative Agent and the Lenders shall receive from the Borrower or the Manager, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation, certificate of limited partnership, certificate of incorporation, articles of incorporation or articles of organization, as applicable, of such Person attached to such certificate is a complete and correct copy and that such certificate or articles, as applicable, have not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the bylaws, limited liability company agreement or limited partnership agreement, as applicable, of such Person attached to such certificate is a complete and correct copy, and that such bylaws, limited liability company agreement or limited partnership agreement, as applicable, has not been amended, modified or supplemented and are in full force and effect, and (iv) that the copy of the resolutions of the manager, designated manager or managing member of such Person attached to such certificate, approving and authorizing the execution, delivery and performance by such Person of the Amendment, is a complete and correct copy and such resolutions have not been amended, modified or supplemented and are in full force and effect;

(c) a good standing certificate, dated as of a recent date for each of the Borrower and SSG, issued by the Secretary of State of such Person’s State of formation, incorporation or organization, as applicable; and

(d) payment by the Borrower in immediately available funds of any out-of- pocket costs and expenses of the Agent (including all reasonable and documented fees, disbursements and other charges of outside counsel to the Administrative Agent) incurred in connection herewith.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AND SECURITY AGREEMENT.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes. This Amendment and the amendments and modifications effectuated pursuant hereto shall not constitute a novation of the of the Loan and Security Agreement or any of the Transaction Documents referred to therein.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

STEPSTONE GREAT LAKES SPV FACILITY II LLC

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: Chief Financial Officer

SSG:

STEPSTONE PRIVATE CREDIT FUND LLC

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: Chief Financial Officer

[Signature Page to Amendment No.3 to Loan and Security Agreement]

ADMINISTRATIVE AGENT:

BANK OF MONTREAL

By:	/s/ Jason Swanson
Name: Jason Swanson
Title: Managing Director

LENDER:

BANK OF MONTREAL

By:	/s/ Jason Swanson
Name: Jason Swanson
Title: Managing Director

[Signature Page to Amendment No.3 to Loan and Security Agreement]

Appendix A

AMENDED LOAN AND SECURITY AGREEMENT

(see attached)

Execution Version

Conformed through Amendment No. ~~2~~3

LOAN AND SECURITY AGREEMENT

Dated as of May 1, 2023

among

STEPSTONE GREAT LAKES SPV FACILITY II LLC,

as the Borrower

STEPSTONE PRIVATE CREDIT FUND LLC,

as the Fund and as the Manager

BANK OF MONTREAL,

a Canadian chartered bank acting through ~~is~~its Chicago branch,

as the Administrative Agent and as the Collateral Agent

and

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

-i-

-ii-

-iii-

LIST OF SCHEDULES, EXHIBITS AND ANNEXES

SCHEDULES

SCHEDULE I	-	Conditions Precedent Documents
SCHEDULE II	-	Eligibility Criteria
SCHEDULE III	-	[Reserved]
SCHEDULE IV	-	Loan Asset Schedule

ANNEXES

ANNEX A	-	Commitments

EXHIBITS

EXHIBIT A	-	[Reserved]
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Disbursement Request
EXHIBIT D	-	Form of Notice of Borrowing
EXHIBIT E	-	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT F	-	Form of Notice of Termination/Permanent Reduction
EXHIBIT G	-	[Reserved]
EXHIBIT H	-	Form of Management Report
EXHIBIT I	-	Form of Manager’s Certificate (Management Report)
EXHIBIT J	-	[Reserved]
EXHIBIT K	-	Form of Assignment and Acceptance
EXHIBIT L	-	[Reserved]
EXHIBIT M	-	[Reserved]
EXHIBIT N	-	Forms of U.S. Tax Compliance Certificates
EXHIBIT O	-	Form of Joinder Supplement

-iv-

This LOAN AND SECURITY AGREEMENT is made as of May 1, 2023, among:

(1) STEPSTONE GREAT LAKES SPV FACILITY II LLC, a Delaware limited liability company, as the Borrower (as defined below);

(2) STEPSTONE PRIVATE CREDIT FUND LLC, a Delaware limited liability company, as the Fund (as defined below) and as the Manager (as defined below);

(4) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender (as defined below); and

(5) BANK OF MONTREAL, a Canadian chartered bank acting through ~~is~~its Chicago branch, as the Administrative Agent (as defined below) and as the Collateral Agent (as defined below).

RECITALS

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving loan facility in the maximum principal amount of up to the Facility Amount (as defined below), the proceeds of which shall be used by the Borrower to fund the purchase of certain Eligible Loan Assets (as defined below);

WHEREAS, the Borrower is willing to grant to the Collateral Agent, for the benefit of the Secured Parties (as defined below), a lien on and security interest in the Collateral (as defined below) to secure the payment in full of the Obligations (as defined below);

WHEREAS, the Lenders are willing to extend financing to the Borrower on the terms and conditions set forth herein;

WHEREAS, the Borrower also desires to retain the Manager to perform certain administrative functions related to the Collateral on the terms and conditions set forth herein; and

WHEREAS, the Manager desires to perform certain administrative functions related to the Collateral on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b) As used in this Agreement and the exhibits and schedules hereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account Bank” means UMB Bank, N.A. in its capacity as the “Account Bank” pursuant to the Control Agreement.

“Action” has the meaning assigned to that term in Section 8.04.

“Additional Amount” has the meaning assigned to that term in Section 2.11(a).

“Adjusted Borrowing Value” means, on any date of determination, for any Eligible Loan Asset, an amount equal to the lower of (a) the Outstanding Balance of such Eligible Loan Asset at such time and (b) the Assigned Value of such Eligible Loan Asset at such time, multiplied by the Outstanding Balance of such Eligible Loan Asset at such time. Notwithstanding the foregoing, the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset at such time shall be zero.

“Administrative Agent” means Bank of Montreal, a Canadian chartered bank acting through ~~is~~its Chicago branch, in its capacity as administrative agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Administrative Expense Cap” means, for any Payment Date, a per annum amount equal to $75,000.

“Administrative Expenses” means the fees and expenses (including indemnities) and other amounts of the Borrower due or accrued with respect to any Payment Date and payable in the following order:

(i) first, to the Account Bank, any fees, expenses and indemnities payable to the Account Bank pursuant to the terms hereof and any other Transaction Document; and

(ii) second, on a pro rata basis, to:

(A) the agents (other than the Manager) and service providers of the Borrower for fees and expenses related to the Transaction Documents;

(B) indemnification obligations owing by the Borrower to the Borrower’s independent manager under its Constituent Documents; and

(C) to any other Person (other than the Manager or the Fund), any other amounts (including, but not limited to, any amounts in connection with taxes, administration or compliance ) payable by the Borrower to such Person, provided that, for the avoidance of doubt, (1) amounts that are expressly payable to any Person under Section 2.04 in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses shall not constitute Administrative Expenses and (2) expenses paid for on the Closing Date shall not constitute Administrative Expenses.

“Advance” means each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II.

“Advance Date” means, with respect to any Advance, the date on which funds are made available to the Borrower in accordance with Section 2.02.

“Advance Rate” means 65%.

“Advance Rate Test” means a test that will be satisfied on any date of determination if the Overcollateralization Ratio at such time is less than or equal to the Advance Rate.

“Advances Outstanding” means, on any date of determination, the sum of the aggregate principal amount of all Advances outstanding on such date, after giving effect to all repayments of Advances and the making of new Advances on such date.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Party” has the meaning assigned to that term in Section 2.10(a).

“Affiliate” means, when used with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, provided that for purposes of determining whether any Loan is an Eligible Loan Asset, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote more than 50% of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Administrative Agent and the Collateral Agent, collectively or individually as the context may require.

“Aggregate Adjusted Borrowing Value” means, as of any date of determination, an amount equal to the sum of the Adjusted Borrowing Values of all Eligible Loan Assets included as part of the Collateral on such date, after giving effect to all Eligible Loan Assets added to and removed from the Collateral on such date.

“Agreement” means this Loan and Security Agreement, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms hereof.

“Amortization Period” means the period commencing on the Commitment Termination Date and ending on the Collection Date.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption.

“Anti-Money Laundering Laws” means laws, regulations and sanctions, state and federal, criminal and civil that: (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) require identification and documentation of the parties with whom a financial institution conducts business; or (c) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the Patriot Act, and the Money Laundering Control Act of 1986, including the laws relating to prevention and detection of money laundering under 18 USC Section 1956 and 1957.

“Applicable Law” means for any Person, all existing and future laws, rules, regulations, to the extent then applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and publicly available interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

~~“Applicable Margin” means 2.50% per annum; provided that, if as of any Determination Date preceding a Payment Date:~~

~~(x) the Weighted Average Spread is more than 280 basis points higher than the then-current Applicable Margin (calculated in basis points), the then-current Applicable Margin shall be automatically increased (effective of as such Determination Date) such that, after giving effect to such increase, the Applicable Margin is equal to 280 basis points less than the Weighted Average Spread calculated as of such Determination Date; and~~

~~(y) the difference between the Weighted Average Spread and the then-current Applicable Margin is less than 280 basis points, the then-current Applicable Margin shall be automatically decreased (effective of as such Determination Date) to the greater of (i) 2.50% per annum or (ii) a rate per annum such that, after giving effect to such decrease, the Applicable Margin is equal to a percentage that is 280 basis points less than the Weighted Average Spread calculated as of such Determination Date;~~

“Applicable Margin” means 2.35% per annum; provided~~, further,~~ that, at the election of the Administrative Agent at any time during the existence of an Event of Default with notice to the Borrower (or automatically during the existence of an Event of Default pursuant to Section 7.01(a) or (e)) or after the automatic occurrence or declaration of the Facility Maturity Date, the Applicable Margin shall be increased by an additional 2.00% per annum, which shall be reflected in the notice provided pursuant to Section 2.03.

“Assigned Documents” has the meaning assigned to that term in Section 2.12(b).

“Assigned Value” means, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Eligible Loan Asset, (a) the par amount of such Eligible Loan Asset and (b) following a Value Adjustment Event in respect of such Eligible Loan Asset, the value resulting from the application of the following (and if more than one of the following categories is applicable, the category resulting in the lowest Assigned Value shall be applied):

(i) If a Value Adjustment Event of the type described in clause (f) of the definition thereof occurred within twelve (12) months preceding such date of determination but has been waived in accordance with the Underlying Instruments for such Eligible Loan Asset and the Risk Rating is equal to 7, the Assigned Value shall be 85%;

(ii) If a Value Adjustment Event of the type described in clause (f) in the definition thereof has occurred that has not been waived in accordance with the Underlying Instruments for such Eligible Loan Asset or the Risk Rating is equal to or greater than 8, the Assigned Value shall be 75%;

(iii) If a Specified Event has been existence for less than three (3) months and has not been waived, the Assigned Value shall be 50%; provided that Administrative Agent may, in its discretion, assign a lower value to such Eligible Loan Asset if Administrative Agent has a Specific Reserve on such Eligible Loan Asset resulting in a lower valuation thereof (which lower value assigned by the Administrative Agent shall be, expressed as a percentage, equal to the quotient of (x) the Outstanding Balance of such Loan Asset as of such date of determination minus the Specific Reserve, divided by (y) the Outstanding Balance of such Loan Asset as of such date of determination);

(iv) If a Specified Event has been existence for three (3) months or more but less than six (6) months and has not been waived, the Assigned Value shall be 25%; provided that Administrative Agent may, in its discretion, assign a lower value to such Eligible Loan Asset if Administrative Agent has a Specific Reserve on such Eligible Loan Asset resulting in a lower valuation thereof (which lower value assigned by the Administrative Agent shall be, expressed as a percentage, equal to the quotient of (x) the Outstanding Balance of such Loan Asset as of such date of determination minus the Specific Reserve, divided by (y) the Outstanding Balance of such Loan Asset as of such date of determination);

(v) If a Specified Event has been existence for more than six (6) months and has not been waived, the Assigned Value shall be 0%;

(vi) If a Value Adjustment Event of the type described in clause (e) in the definition thereof occurred and the Risk Rating is equal to or greater than 7, the Assigned Value may be amended by the Administrative Agent in its reasonable discretion exercised in good faith; provided that such Assigned Value, as amended, may not be less than 50% unless the Risk Rating is equal to or greater than 8 in which case such Assigned Value may be less than 50%;

(vii) If a Specified Event has occurred but ceases to exist for a period of six (6) months (and no other Value Adjustment Event has occurred) and the Risk Rating is less than or equal to 6, the Assigned Value shall be 100%.

“Assignment and Acceptance” has the meaning assigned to that term in Section 12.04(a).

“Availability” means, as of any date of determination, an amount equal to the excess, if any, of (a) the Borrowing Base over (b) the Advances Outstanding on such day; provided that at all times on and after the earlier to occur of the Commitment Termination Date or the Facility Maturity Date, the Availability shall be zero.

“Available Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Remittance Period pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means Bank of Montreal, a Canadian chartered bank acting through ~~is~~its Chicago branch (in its capacities as Administrative Agent and Collateral Agent).

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” means an event that shall be deemed to have occurred with respect to a Person if either:

(i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii) such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Basel III” means, with respect to any Affected Party, any rule, regulation or guideline applicable to such Affected Party and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any Governmental Authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12.01(c).

“Benchmark Replacement” means, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of (i) Daily Simple SOFR plus (ii) 0.10%; or

(2) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated secured bilateral financings and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated secured bilateral financings, as applicable at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 12.01(c) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 12.01(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” means a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

“BMO” means Bank of Montreal, a Canadian chartered bank acting through its Chicago branch.

“BMO Servicer” means BMO, in its capacity as the “Seller” and the “Servicer” under and as defined in the Sourcing and Servicing Agreement, and any of its successors and assigns.

“Borrower” means Stepstone Great Lakes SPV Facility II LLC, a Delaware limited liability company, together with its permitted successors and assigns in such capacity.

“Borrower Certificate of Formation” means the Certificate of Formation of the Borrower, as amended, modified, supplemented, restated or replaced from time to time.

“Borrower Consent” means any action by written consent of the designated manager of the Borrower entered into in connection with the execution of this Agreement, in each case, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Borrower LLC Agreement” means the limited liability company agreement of the Borrower, dated on or about the Closing Date, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum of (a) the product of (x) the Advance Rate as of such date and (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets as of such date, plus (b) the amount on deposit in and/or credited to the Principal Collection Account (including Permitted Investments purchased with Principal Collections or otherwise standing to the credit of the Principal Collection Account) as of such date.

“Borrowing Base Certificate” means a certificate prepared by the Manager setting forth the calculation of the Borrowing Base as of the applicable date of determination, substantially in the form of Exhibit B hereto.

“Breakage Fee” means, for Advances Outstanding which are repaid (in whole or in part) on any date other than a Payment Date for the Remittance Period , the breakage costs, if any, related to such repayment, based upon the assumption that: (a) such Advances Outstanding that are repaid had been outstanding until the last day of such Remittance Period (and not, for the avoidance of doubt, the Facility

Maturity Date), (b) the applicable Lender funded its loan commitment at Term SOFR, and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender’s reasonable discretion and shall be conclusive absent manifest error.

“Bridge Loan” means any loan that (a) is unsecured and incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a Person or similar transaction and (b) by its terms, is required to be repaid within one (1) year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date shall not constitute a Bridge Loan).

“Business Day” means a day of the year other than (a) Saturday or a Sunday or (b) any other day on which commercial banks in New York, New York or Dublin, Ireland or, with respect to any act required to be taken by the Collateral Agent, in the city in which the corporate trust office of the Collateral Agent is located are authorized or required by applicable law, regulation or executive order to close.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or (d) any change in any generally accepted accounting principles or regulatory accounting principles and affecting the application of any law, rule, regulation or treaty referred to in clause (a) or (b) above; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all law, requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event that shall be deemed to have occurred if any of the following occur:

(a) the Fund at any time for any reason ceases to own, directly or indirectly, 100% of the issued and outstanding membership interests of the Borrower (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares or units), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings (other than Liens created pursuant to the Transaction Documents and Permitted Liens), without the prior written consent of the Administrative Agent; and

(b) StepStone Group LP or a controlled Affiliate thereof shall fail to own, directly or indirectly, a majority of the issued and outstanding membership interests of the investment adviser to the Fund or otherwise control the management and policies of the investment adviser to the Fund;

(c) neither StepStone Group Private Debt LLC nor an Affiliate thereof controlled by StepStone Group LP shall serve as the investment adviser to the Fund; and

(d) the dissolution, termination or liquidation, in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Borrower or the Fund, as applicable, other than as expressly permitted pursuant to the Transaction Documents.

“Closing Date” means May 1, 2023.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property of the Borrower, including, all right, title and interest of the Borrower in the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i) the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(ii) the Related Asset with respect to the Loan Assets referred to in clause (i) above;

(iii) the Controlled Accounts and all Permitted Investments purchased with funds on deposit in the Controlled Accounts;

(iv) the Assigned Documents; and

(v) all income and Proceeds of the foregoing (other than amounts released to the Borrower or the Fund in accordance with this Agreement).

“Collateral Agent” means Bank of Montreal, a Canadian chartered bank acting through ~~is~~its Chicago branch, not in its individual capacity, but solely as collateral agent pursuant to the terms of this Agreement, together with its successor and assigns in such capacity.

“Collateral Database” has the meaning assigned to that term in Section 6.05.

“Collection Account” means, collectively, the Interest Collection Account and the Principal Collection Account; provided that the funds deposited in any such account (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances Outstanding have been repaid in full and all Yield and fees and all other Obligations (other than unmatured contingent obligations for which no claim has been made) have been paid in full, and the Borrower shall have no further right to request any additional Advances.

“Commitment” means with respect to each Lender, (i) during the Revolving Period, the amount set forth as such opposite such Lender’s name on Annex A hereto (as such amount may be revised from time to time) or the amount set forth as such Lender’s “Commitment” on the Assignment and Acceptance relating to such Lender, as applicable, as such amounts may be reduced from time to time pursuant to Section 2.16(b) and increased from time to time pursuant to Section 2.21 and (ii) during the Amortization Period, such Lender’s Pro Rata Share of the aggregate Advances Outstanding, in each case, as such amount may be reduced pursuant to Section 2.16.

“Commitment Increase” has the meaning assigned to that term in Section 2.21.

“Commitment Increase Date” has the meaning assigned to that term in Section 2.21.

“Commitment Termination Date” means the earliest to occur of (a) ~~the date that is three (3) years following the Closing Date~~June 30, 2027, (b) the date on which the Administrative Agent declares the Commitment Termination Date by notice to the Borrower, the Fund and the Manager at any time when an Event of Default has occurred and is continuing (unless later rescinded at the direction of the Administrative Agent), (c) the date on which the Borrower and the Administrative Agent declare in writing that the Program has been terminated and (d) the Business Day designated by the Borrower to the Administrative Agent pursuant to Section 2.16(b) to terminate this Agreement. The Borrower and the Administrative Agent may extend the Commitment Termination Date by mutual written consent.

“Competitor” means (a) any Person primarily engaged in the business of private asset management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Borrower, the Manager, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority, in each case of clauses (a), (b) and (c) above, those Persons as agreed to in writing among the Borrower, the Manager and the Administrative Agent from time to time.

“Concentration Denominator” means, as of any date of determination, (i) at any time prior to the Amortization Period, the quotient of (a) the Facility Amount then in effect divided by (b) the Advance Rate, and (ii) during the Amortization Period, the sum of the Outstanding Balances of all Eligible Loan Assets plus Principal Collections on deposit in the Principal Collection Account.

“Concentration Limitations” means, as of the date of acquisition of a Loan Asset, not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by a single Obligor and its Affiliates.

“Conforming Changes” means with respect to either the use of administration of Term SOFR or the use, administration, adoption or implementation of any other Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Remittance Period”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent deems reasonably necessary in connection with the administration of this Agreement).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means in respect of any Person, the certificate or articles of formation, incorporation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents), articles of association and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof. For the avoidance of doubt, the “Constituent Documents” of the Borrower include the Borrower Consent, the Borrower Certificate of Formation and the Borrower LLC Agreement.

“Control Agreement” means that certain Account Agreement, dated as of the Closing Date, among the Borrower, the Account Bank and the Collateral Agent, which agreement relates to the Controlled Accounts, as such agreement may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Controlled Accounts” means the Collection Account (including any sub-account thereof).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cut-Off Date” means, with respect to each Loan Asset (or any portion thereof), the date on which the Borrower makes a binding commitment to acquire such Loan Asset (or any portion thereof).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans at such times; provided that, if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion.

“Defaulted Loan” means any Loan Asset as to which any one of the following events has occurred:

(a) (i) an Obligor payment default occurs under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying

Instruments, or (ii) a Responsible Officer of the Manager or the Borrower has actual knowledge of a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Loan Asset have accelerated the repayment of the Loan Asset (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;

(b) a Bankruptcy Event with respect to the related Obligor;

(c) a Responsible Officer of the Manager or the Borrower has actual knowledge of any payment default has occurred under any other senior or pari passu obligation for borrowed money of the related Obligor that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related agreement (including in respect of the acceleration of the debt under the applicable agreement), if such payment default would result in an event of default under the Underlying Instrument assuming such payment default is not waived (provided that both the Loan Asset and such other debt obligation are full recourse obligations of the applicable Obligor and secured by the same collateral);

(d) a Responsible Officer of the Manager or the Borrower has received written notice or has actual knowledge that a default (other than with respect to a breach of any financial covenants unless such financial covenants are required to meet the Eligibility Criteria) has occurred under the Underlying Instruments and any applicable grace period has expired (but only until such default is cured or waived) in the manner provided in the Underlying Instruments and for which the Borrower (or the agent or required lenders pursuant to such Underlying Instruments, as applicable) has elected to exercise any of its rights and remedies thereunder (including acceleration), but, in each case, only until the election to exercise any rights and remedies has been rescinded; or

(e) the Manager determines that all or a material portion of such Loan Asset is uncollectible or otherwise places it on non-accrual status in accordance with the policies and procedures of the Manager and the Management Standard.

“Defaulting Lender” means any Lender that: (i) has failed to fund any of its obligations to make Advances within two (2) Business Days following the applicable Advance Date, (ii) has notified the Administrative Agent or the Borrower that it does not intend to comply with such funding obligations or has made a public statement to that effect with respect to such funding obligations hereunder or under other agreements in which it commits to extend credit, (iii) has, for two (2) or more Business Days, failed, in good faith, to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, (iv) has, or has a direct or indirect parent company that has, become subject to a Bankruptcy Event or (v) has become the subject of a Bail-In Action. Any determination that a Lender is a Defaulting Lender under clauses (i) through (iv) above will be made by the Administrative Agent in its reasonable discretion.

“Determination Date” means the last day of each calendar month.

“Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent the form attached hereto as Exhibit C in connection with a disbursement request in accordance with Section 2.18.

“Discretionary Sale” has the meaning assigned to that term in Section 2.07(a).

“Dollars” means, and the conventional “$” signifies, the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Spread” means, as of any date of determination, with respect to any (i) floating rate Eligible Loan Asset, the current per annum rate at which it pays interest (which for the avoidance of doubt shall include any credit spread adjustment and only the current cash payment of such interest) minus the Benchmark applicable during the Remittance Period in which such date of determination occurs and (ii) fixed rate Eligible Loan Asset, the interest rate for such Eligible Loan Asset minus the Benchmark applicable during the Remittance Period in which such date of determination occurs.

“Eligibility Criteria” means the criteria set forth in Schedule II hereto.

“Eligible Loan Asset” means, as of any date of determination, a Loan Asset in respect of which each of the representations and warranties contained in Section 4.02 and Schedule II hereto is true and correct as of such date.

“Equity Cure Notice” means a notice from the Borrower (or the Manager on the Borrower’s behalf) to the Administrative Agent which satisfies each of the following conditions:

(a) such notice is delivered to the Administrative Agent not later than two (2) Business Days after the occurrence of an event specified in Section 7.01(j) (the “Relevant Default”); and

(b) such notice sets forth evidence demonstrating that the Borrower will cure the Relevant Default in its entirety by making a capital call to the Fund requesting the Fund to contribute Cash or Eligible Loan Assets to the Borrower pursuant to Section 2.06 within five (5) Business Days of the delivery of such notice.

“Equity Interests” means, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“Equity Pledge Agreement”: The Pledge Agreement, dated as of the Closing Date, made by the Fund in favor of the Administrative Agent, for the benefit of itself and the Lenders, pledging all of the equity interests of the Borrower.

“Equity Security” means (a) any equity security or any other security that is not eligible for purchase by the Borrower as an Eligible Loan Asset, (b) any security purchased as part of a “unit” with an Eligible Loan Asset and that itself is not eligible for purchase by the Borrower as an Eligible Loan Asset, and (c) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as an Eligible Loan Asset but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as an Eligible Loan Asset, for so long as such obligation fails to satisfy such requirements.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the relevant Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with that Person, or (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or that otherwise is aggregated under Section 414(o) of the Code with, that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“ERISA Event” means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived; (b) a withdrawal by the Borrower or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Borrower or any of its ERISA Affiliates concerning the imposition of any withdrawal liability, as such term is defined in Part I of Subtitle E of Title IV of ERISA, as a result of a complete or partial withdrawal from a Multiemployer Plan or written notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Borrower or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its ERISA Affiliates; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could reasonably be expected to result in liability to the Borrower or any material liability to any of its ERISA Affiliates.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 12.12(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Related Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the Underlying Instruments, (iii) amounts received in the Collection Account with respect to any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Breach Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale, (iv) any interest accruing on a Loan Asset prior to the related Cut-Off Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Loan Asset, and (v) amounts deposited into the Collection Account in error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by the Recipient’s net income (however denominated), franchise Taxes imposed on the Recipient, and branch profits Taxes imposed on the Recipient, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g), and (d) any withholding Taxes imposed under FATCA.

“Facility Amount” means the aggregate Commitments as then in effect, which on the Second Amendment Effective Date shall be $~~109,500,000~~162,500,000 , as such amount may be reduced pursuant to Section 2.16(b) and as may be increased pursuant to Section 2.21; provided that at all times during the Amortization Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time, provided, further, that the Administrative Agent may reduce the Facility Amount, upon notice to the Borrower and upon mutual consent of the Administrative Agent and the Borrower, by an amount up to the excess of the then applicable Facility Amount over the Advances Outstanding; provided that if the Borrower does not consent to such reduction, the Borrower shall, upon the written request of the

Administrative Agent, enter into an amendment to this Agreement to implement an unused fee on such excess in an amount not to exceed the product of (x) 0.50% per annum multiplied by (y) the undrawn portion of the then applicable Facility Amount on each day during a Remittance Period multiplied by (z) the number of days remaining in the relevant Remittance Period.

“Facility Maturity Date” means the earliest of (a) the Business Day designated by the Borrower to the Administrative Agent pursuant to Section 2.16(b) to terminate this Agreement, (b) the Stated Maturity or (c) the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with), as of the date of this Agreement, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Effective Date” means July 3, 2023.

“First Lien Loan” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on the Related Collateral, subject to any expressly permitted Liens under the Underlying Instrument for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to all other Indebtedness of such Obligor, (c) for which Liens on the Related Collateral securing any other outstanding Indebtedness of the Obligor is expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, and (d) that the Manager determines in accordance with the Management Standard that the value (or the enterprise value) of the Related Collateral securing the Loan Asset on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the same Related Collateral.

“First Lien Loan” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Related Collateral, subject to any expressly permitted Liens under the Underlying Instrument for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to all other Indebtedness of such Obligor, (c) for which Liens on the Related Collateral securing any other outstanding Indebtedness of the Obligor is expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, and (d) that the Manager determines in accordance with the Management Standard that the value (or the enterprise value) of the Related Collateral securing the Loan Asset on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the same Related Collateral.

“Floor” means 0.00% per annum.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, the Borrower with respect to employees outside the United States.

“Fund” means StepStone Private Credit Fund LLC, together with its successors and assigns in such capacity.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Governmental Plan” has the meaning assigned to that term in Section 4.01(x).

“Grant” or “Granted” means to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Convention” has the meaning assigned to that term in Section 6.04.

“Increased Costs” means any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.10.

“Indebtedness” means:

(a) with respect to any Obligor under any Loan Asset, without duplication, (i) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (iv) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (vi) all guarantees by such entity of indebtedness of others, (vii) all Capital Lease Obligations of such entity, (viii) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such entity in respect of bankers’ acceptances, in each case (other than clause (v)), except to the extent the terms of such Indebtedness expressly provide that such Obligor is not liable therefor; and

(b) for all other purposes, with respect to any Person at any date, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (vi) all guarantees by such Person of indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, in each case (other than clause (v)), except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.

“Indemnified Party” has the meaning assigned to that term in Section 8.01.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnifying Party” has the meaning assigned to that term in Section 8.04. “Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and

“Indorsed” has a corresponding meaning.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Related Collateral.

“Interest Collection Account” means the account (account number 160157.4 at the Account Bank) entitled “Interest Collection Account,” in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties into which Interest Collections shall be segregated.

“Interest Collections” means, with respect to any date of determination, without duplication, the sum of:

(a) all payments of interest, delayed compensation (representing compensation for delayed settlement) and other income received in cash by the Borrower during the related Remittance Period on the Loan Assets, including (i) the interest and other income received on any Loan Asset that fails to satisfy the definition of Eligible Loan Asset, (ii) the accrued interest received in connection with a sale thereof during the related Remittance Period and (iii) the proceeds of a sale which constitutes accrued or unpaid interest and any amounts received by the Borrower by way of gross-up in respect of such interest;

(b) all principal and interest payments received by the Borrower during the related Remittance Period on Permitted Investments purchased with Interest Collections or otherwise standing to the credit of the interest Collection Account;

(c) all upfront fees, anniversary fees, redemption fees, collateral monitoring fees, success fees, termination fees, amendment and waiver fees, late payment fees, ticking fees, commitment fees, facility fees and all other fees received by the Borrower during the related Remittance Period, unless the Manager has determined that such payments are to be treated as Principal Collections;

(d) all amounts received in respect of Equity Securities held by the Borrower in respect of any Obligor;

(e) Trading Gains; and

(f) any other amounts customarily considered to be income in nature;

provided that any amounts received in respect of any Defaulted Loan will constitute Principal Collections (and not Interest Collections) until the aggregate of all collections in respect of such Defaulted Loan since it became a Defaulted Loan equals the Outstanding Balance of such Loan Asset at the time it became a Defaulted Loan.

“Investment Criteria” means, with respect to each Loan Asset acquired by the Borrower, compliance with each of the requirements set forth below as of the Cut-Off Date of such Loan Asset:

(a) no Event of Default or Unmatured Event of Default is continuing;

(b) such Loan Asset is an Eligible Loan Asset;

(c) during the Revolving Period only, the Concentration Limitations are satisfied; and

(d) the Advance Rate Test is satisfied,

in each case, unless otherwise waived by the Administrative Agent in its sole discretion.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit O (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Lender” means (a) initially, BMO and (b) any Lender that enters into a Joinder Supplement, and/or any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 12.04, provided, in each case, that any Person that ceases to be a party hereto pursuant to an Assignment and Acceptance shall not constitute a “Lender”.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction, provided that “Lien” does not include (i) customary restrictions on assignments or transfers thereof on customary and market based terms pursuant to the Underlying Instruments relating to any Loan Asset or (ii) in the case of any Equity Securities, customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equityholders of the same Obligor.

“Loan Asset” means any commercial loan acquired by the Borrower (including a participation interest therein), but excluding, as applicable, the Retained Interest and Excluded Amounts; provided, however, that to the extent the Borrower acquires more than one position of a commercial loan on separate dates, each such position shall be treated as a separate Loan Asset for all purposes hereunder and under each other Transaction Document, unless the Administrative Agent, in its sole discretion, elects to treat such positions as a single Loan Asset.

“Loan Asset Schedule” means the Loan Asset Schedule set forth as Schedule IV hereto identifying the Loan Assets delivered by the Borrower or Manager to the Collateral Agent and the Administrative Agent. Each such schedule shall set forth the applicable information specified on Schedule IV.

“Loan File” means, with respect to each Loan Asset, a file containing copies of any Records relating to such Loan Assets and Related Asset pertaining thereto.

“Management Report” has the meaning assigned to that term in Section 6.08(b).

“Management Standard” means, with respect to any Loan Assets included in the Collateral, to service and administer such Loan Assets in accordance with Applicable Law, the terms of this Agreement, the Underlying Instruments, all customary and usual practices for loans like the Loan Assets and, to the extent consistent with the foregoing, to perform its obligations hereunder with reasonable care, using a degree of skill and attention no less than that which the Manager exercises with respect to comparable assets that it manages for itself and others having similar investment objectives and restrictions in accordance with its internal policies as in effect from time to time relating to assets of the nature and character of the Collateral, except as expressly provided otherwise in this Agreement and the other Transaction Documents; provided that the Manager shall not be liable to, or for any liabilities incurred by, the Borrower or any other Person or for any decrease in the value of the Collateral, resulting from any failure to satisfy the foregoing standard of care in the actions taken or recommended, or for any omissions, by the Manager or its affiliates or their respective senior advisors, industry advisors, principals, members, managers, managing directors, directors, officers, stockholders, partners, employees and agents that arise out of or in connection with the performance of their duties under this Agreement.

“Manager” means StepStone Private Credit Fund LLC, together with its permitted successors and assigns in such capacity.

“Manager’s Certificate” has the meaning assigned to that term in Section 6.08(c).

“Manager Default” means the occurrence of any one or more of the following events:

(a) any failure by the Manager to make any payment, transfer or deposit into the Collection Account (including with respect to bifurcation and remittance of Interest Collections and Principal Collections) in accordance with this Agreement and such failure continues unremedied for a period of two (2) Business Days;

(b) (i) the failure of the Manager to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party and for which there is recourse to the Manager or the property of the Manager for an aggregate amount in excess of $5,000,000, individually or in the aggregate, if such failure has resulted in the acceleration of such debt or (ii) the occurrence of any event or condition that has resulted in the acceleration of such recourse debt, whether or not waived, and which acceleration is with respect to debt (in the aggregate) that exceeds $5,000,000;

(c) any failure by the Manager to deliver any required Management Report on or before the date such report is required to be made or given under the terms of this Agreement; provided that, the Manager may be entitled to cure such Manager Default within three (3) Business Days no more than three (3) times within any 365-day period; provided, further, that, until such cure occurs, distributions under this Agreement will be made in accordance with Section 2.04(c) hereof;

(d) any Change of Control with respect to the Manager, any merger of the Manager into another Person (other than in compliance with this Agreement) or any assignment of the Manager’s rights or obligations as “Manager” under this Agreement to another Person (other than as permitted under this Agreement), in each case, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders, each in its sole discretion) shall occur (it being understood and agreed that the Manager may hire third party service providers to assist the Manager in performing certain services related to this Agreement);

(a) any representation, warranty or certification made by the Manager (in each case, solely in its capacity as Manager) in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect (or if such representation, warranty or certification is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation, warranty or certification shall have been incorrect in any respect) when made and, in each case, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which a Responsible Officer of the Manager acquires actual knowledge or written notice thereof;

(b) except as otherwise provided in this definition of “Manager Default,” any failure on the part of the Manager (in each case, solely in its capacity as Manager) duly to observe or perform any other covenants or agreements of the Manager set forth in this Agreement or the other Transaction Documents to which the Manager is a party (including any delegation of the Manager’s duties that is not permitted by Section 6.01 of this Agreement) and, except in the case of a default in the performance of or breach of the provisions of Section 5.04, as to which no additional grace periods shall apply, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which a Responsible Officer of the Manager acquires actual knowledge or written notice thereof;

(c) a Bankruptcy Event shall occur with respect to the Manager;

(d) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $5,000,000 against the Manager, and the Manager shall not have either (a) discharged, vacated or dismissed or provided for the discharge of any such judgment, decree or order in accordance with its terms within 60 days or (b) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or

(e) an Event of Default caused by the Manager shall occur and be continuing.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Master Participation Agreement” means that certain Master Participation Agreement, dated as of May 1, 2023 by and among BMO, as the seller, and the Borrower, as the participant.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) (i) in the case of or by reference to the Fund or the Manager, the business, financial condition, operations or properties of the Fund, the Manager or the Borrower (taken as a whole) and (ii) in the case of or by reference to the Borrower, the business, financial condition, operations or properties of the Borrower (excluding in any case, a decline in the net asset value of the Fund or the Borrower or a change in general market conditions or values of investments, including the Loan Assets), (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Account Bank, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower, the Fund and the Manager to perform their respective obligations under this Agreement or any other Transaction Document to which such entity is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s lien on the Collateral, in each case, other than as a direct result of any action or inaction on the part of the Administrative Agent, the Collateral Agent or any Lender (and not requiring any input or action from the Borrower or the Manager). For the avoidance of doubt, the occurrence of a Value Adjustment Event, Material Modification or change in Assigned Value in relation to any one or more Eligible Loan Assets does not, in and of itself, constitute a “Material Adverse Effect”.

“Material Modification” means any amendment or waiver of, or modification or supplement with respect to, an Underlying Instrument governing an Eligible Loan Asset executed or effected on or after the Cut-Off Date for such Eligible Loan Asset (or, in the case of clause (d) below, a change to any other Indebtedness of the Obligor, as applicable) not otherwise consented to by the Administrative Agent in writing (with a copy of such written consent concurrently delivered by the Administrative Agent to each Lender) in its sole discretion prior to the effective date of such amendment, waiver, modification or supplement which:

(a) reduces or forgives any or all of the principal amount due under such Eligible Loan Asset;

(b) extends or delays the stated maturity date, any scheduled principal payment date or any scheduled amortization payment date for such Eligible Loan Asset and, in each such case, the Risk Rating is greater than or equal to 7 after giving effect thereto;

(c) waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan Asset (other than any deferral or capitalization already allowed by the terms of the Underlying Instruments of any Eligible Loan Asset as of the Cut-Off Date and any additional deferred or capitalized interest received as part of an amendment for covenant relief which does not result in a decrease in interest due in cash) or reduces the cash interest spread or coupon (other than pursuant to the application of a pricing grid in effect as of the related Cut-Off Date or any change to the benchmark rate in respect of an Eligible Loan Asset from the London Interbank Offered Rate to an alternative rate, including any applicable spread adjustments);

(d) (i) contractually or structurally subordinates such Eligible Loan Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” or any comparable definitions or provisions in the Underlying Instruments related to “permitted liens” for such Eligible Loan Asset) on any of the Related Collateral securing such Loan Asset or (ii) permits the Obligor thereof to incur any additional Indebtedness for borrowed money (other than purchase money or capital lease debt) which was not in place as of the Cut-Off Date which is senior to or pari passu with such Eligible Loan Asset;

(e) substitutes, alters or releases the Related Collateral securing such Eligible Loan Asset and any such substitution, alteration or release, as determined in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Eligible Loan Asset; provided, that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the loan facility (including the Eligible Loan Asset) with the net proceeds of such Related Collateral; or

(f) amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “senior leverage ratio,” “cash interest coverage ratio,” “total leverage ratio,” “EBITDA,” “permitted liens” or any respective comparable definitions in the Underlying Instruments for such Eligible Loan Asset (to the extent such financial covenants or definitions are included in the Underlying Instruments), (ii) any term or provision of such Underlying Instruments referenced in or utilized in the calculation of the “senior leverage ratio,” “cash interest coverage ratio,” “total leverage ratio,” “EBITDA,” “permitted liens” or any respective comparable definitions for such Eligible Loan Asset, or (iii) any term or provision referenced in or utilized in the calculation of any financial covenant or modifies any of the required maintenance levels of any financial covenant in the Underlying Instrument for such Eligible Loan Asset, in the case of either clause (i), (ii) or (iii) above, in a manner that, in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Eligible Loan Asset.

“Measurement Date” means each of the following dates: (a) the Closing Date (but only to the extent any Eligible Loan Assets have been Granted on such date); (b) each Reporting Date (based on information as of the related Determination Date); (c) [reserved]; (d) [reserved]; (e) the date as of which an Advance or reduction of the Advances Outstanding is requested; (f) the date as of which a release of Principal Collections is requested pursuant to Section 2.18; (g) the date of any Discretionary Sale described in Section 2.07(a); (h) the date as of which the Manager obtains actual knowledge of any

Value Adjustment Event that results in a change to the Assigned Value; (i) the last day of the Revolving Period; (j) each date on which the Manager is notified in writing of a change in the Assigned Value; (k) the date on which the Overcollateralization Ratio exceeds 65%; (l) the date as of which a release of Principal Collections and/or Interest Collections is requested pursuant to Section 2.04(f) and (m) each other date reasonably requested by the Administrative Agent up to a maximum of ten (10) times per calendar year; provided that:

(i) solely for purposes of clauses (h), (j) and (k) above, if the Manager has knowledge or receives notice later than 12:00 p.m. on such date, and confirms such knowledge or receipt of such notice to the Administrative Agent in writing prior to 5:00 p.m. on the same date, such Measurement Date shall be deemed to be the third Business Day following (with respect to clause (h)) the date the Manger obtains actual knowledge, (with respect to clause (j)) the Manager is notified in writing or (with respect to clause (k)) the date on which the Administrative Agent notifies the Manager in writing of such excess or the Manager obtains actual knowledge of such excess; and

(ii) any extension of the Measurement Date as a result of the immediately preceding proviso shall not extend any other due dates or grace periods, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate of the Borrower contributed or had any obligation to contribute, or with respect to which the Borrower or ERISA Affiliate has any liability (whether actual or contingent).

“Non-Consenting Lender” has the meaning assigned to that term in Section 2.19(d).

“Noteless Loan” means a Loan Asset with respect to which the Underlying Instruments (a) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (b) require any holder of the Indebtedness created under such Loan Asset to affirmatively request a promissory note from the related Obligor (and none has been requested with respect to such Loan Asset held by the Borrower).

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent in the form attached hereto as Exhibit D.

“Notice of Exclusive Control” has the meaning given to such term in the Control Agreement.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding pursuant to Section 2.16, in the form attached hereto as Exhibit E.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Secured Parties or the Collateral Agent arising under this Agreement and/or any other Transaction Document and shall include, all liability for Yield and principal of the Advances Outstanding, all liability for Yield, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent, the Collateral Agent, the Secured Parties and the Account Bank under this Agreement and/or any other Transaction Document, and costs and expenses payable by the Borrower to the Lenders, the Administrative Agent, the Account Bank or the Collateral Agent, including attorneys’ fees, costs and expenses, including interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, with respect to a Loan Asset, the Person who is obligated to repay such Loan Asset (including, if applicable, a guarantor thereof), and whose assets are primarily relied upon by the Borrower at the time such Loan Asset was originated or purchased by the Borrower as the source of repayment of such Loan Asset.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of any Person.

“Opinion of Counsel” means a customary written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance” means, as of any date of determination, the outstanding principal balance of a Loan Asset as of such date, exclusive of any PIK Interest or accrued interest on such Loan Asset as of such date; provided that, for purposes of calculating the “Outstanding Balance” of any PIK Loan Asset, principal payments received on such Loan Asset shall first be applied to reducing or eliminating any outstanding PIK Interest or accrued interest.

“Overcollateralization Failure” means, at any time, a condition that will exist if the Overcollateralization Ratio exceeds 75% at such time.

“Overcollateralization Ratio” means a ratio (expressed as a percentage), as of any time of determination, equal to (i) the Advances Outstanding on such date divided by (ii) the sum of (a) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets plus (b) the amount of Principal Collections on deposit in the Principal Collection Account (including Permitted Investments purchased with Principal Collections or otherwise standing to the credit of the Principal Collection Account), in each case, as of such date.

“Participant Register” has the meaning assigned to that term in Section 12.04(e).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56 (signed into law October 26, 2001).

“Payment” has the meaning assigned to that term in Section 9.01(k).

“Payment Date” means the 15th calendar day of each January, April, July and October, unless such day is not a Business Day, in which case the following Business Day, commencing in July 2023; provided that the final Payment Date shall occur on the Collection Date.

“Payment Notice” has the meaning assigned to that term in Section 9.01(k).

“Payment Recipient” has the meaning assigned to that term in Section 9.01(k).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (whether actual or contingent).

“Permitted Investments” means, as of any date of determination:

(a) direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, bank deposit products of, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment are rated at least “A-1” by S&P and “P-1” by Moody’s;

(c) commercial paper that (i) is payable in Dollars and (ii) is rated at least “A-1” by S&P and “P-1” by Moody’s;

(d) units of money market funds rated in the highest credit rating category by any nationally recognized statistical rating organization, including S&P and Moody’s;

(e) investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of at least “A-1” by S&P and “P-1” by Moody’s; and

(f) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of at least “A-1” by S&P and “P-1” by Moody’s.

No Permitted Investment shall have an “f,” “r,” “p,” “pi,” “q,” “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Account Bank or any of their respective Affiliates acts as offeror or provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition). The Account Bank shall have no obligation to determine or oversee compliance with the foregoing.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Transaction Documents and (d) as to agented Loans, Liens in favor of the agent on behalf of all of the lenders with respect to such Loan Asset.

“Permitted Distribution” means (i) any Permitted RIC Distribution and (ii) any other Restricted Junior Payment permitted by Section 5.02(m).

“Permitted RIC Distribution” means a distribution to the extent necessary to allow the Fund to make sufficient distributions to qualify as a regulated investment company within the meaning of Section 851 of the Code and to otherwise eliminate federal or state income or excise taxes payable by the Fund in or with respect to any taxable year of the Fund (or any calendar year, as relevant).

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof), country, territory, or other entity.

“PIK Interest” means interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as cash interest as it accrues.

“PIK Loan Asset” means a Loan Asset which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of time prior to such Loan Asset requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received.

“Politically Exposed Person” means a natural person currently or formerly entrusted with a senior public role or function (e.g., a senior official in the executive, legislative, military, administrative, or judicial branches of government), an immediate family member of a prominent public figure, a known close associate of a prominent public figure, or any corporation, business or other entity that has been formed by, or for the benefit of, a prominent public figure. Immediate family members include family within one degree of separation of the prominent public figure (e.g., spouse, parent, sibling, child, step-child, or in-law). Known close associates include those widely- and publicly-known close business colleagues and personal advisors to the prominent public figure, in particular financial advisors or persons acting in a fiduciary capacity.

“Principal Collection Account” means the account (account number 160157.5 at the Account Bank) entitled “Principal Collection Account,” in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties into which Principal Collections shall be segregated.

“Principal Collections” means with respect to any date of determination, all amounts received by the Borrower during the related Remittance Period that do not constitute Interest Collections or Excluded Amounts and any other amounts that have been designated as Principal Collections pursuant to the terms of this Agreement.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (or, following the termination thereof, the outstanding principal amount of all Advances of such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding).

“Proceeds” means, with respect to any property included in the Collateral, all property that is receivable or received when such property is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to such Collateral including any insurance relating thereto.

“Program” means the transactions contemplated by the Sourcing and Servicing Agreement.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Loan Assets or maintained with respect to the Loan Assets and the related Obligors that the Borrower, the Fund or the Manager have generated, in which the Borrower has obtained an interest.

“Recoveries” means, with respect to any Defaulted Loan, the proceeds from the sale of the Related Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset (without duplication) or the Related Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in accordance with the Conforming Changes.

“Register” has the meaning assigned to that term in Section 2.13.

“Registered” means a debt obligation that is in registered form for U.S. federal income tax purposes within the meaning of Section 881(c)(2)(B)(i) of the Code and the Treasury Regulations promulgated thereunder and that is issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Related Asset” means, with respect to each Loan Asset, all right, title and interest of the Borrower in and to:

(a) any amounts on deposit in any deposit accounts, cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b) all rights with respect to the Loan Assets to which the Fund and/or the Borrower, as applicable, is entitled as lender under the applicable Underlying Instruments;

(c) the Controlled Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;

(d) any Related Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due or to become due and paid in respect thereof after the applicable Cut-Off Date and all liquidation proceeds;

(e) all Loan Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Files or Records;

(f) all Insurance Policies with respect to any Loan Asset;

(g) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(h) all records (including computer records) with respect to the foregoing; and

(i) all collections, income, payments, proceeds and other benefits of each of the foregoing (other than amounts released to the Borrower or the Fund in accordance with this Agreement).

“Related Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Release Date” has the meaning set forth in Section 2.07(b).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remittance Period” means, (a) as to the initial Payment Date, the period beginning on, and including, the Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning, and including, on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Reporting Date” means (i) with respect to any month on which a Payment Date occurs, two (2) Business Days prior to such Payment Date, and (ii) with respect to any month on which a Payment Date does not occur, ~~eight (8) Business Days following~~ the ~~last~~fifteenth day of ~~the calendar~~such month ~~immediately prior to such Payment Date~~, provided that (x) the first Reporting Date shall be June 12, 2023 and (y) if any such day is not a Business Day then the Reporting Date shall occur on the following Business Day.

“Required Lenders” means (a) BMO (as a Lender hereunder and for so long as it is a Lender hereunder) and its successors and assigns and (b) the other Lenders, if any, representing, together with BMO, an aggregate of at least 51% of the aggregate Commitments of the Lenders then in effect; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (d) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Manager in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Loan Asset that is transferred to the Borrower, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Loan Asset and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan Asset that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.

“Revolving Period” means the period commencing on the Closing Date and ending on the day preceding the earliest to occur of (a) the Commitment Termination Date, (b) the Facility Maturity Date and (c) the Voluntary Program Termination Date.

“Risk Rating” means BMO’s risk rating system in effect from time to time.

“S&P” means S&P Global Ratings, an S&P global business (and any successor or successors thereto).

“Sanctioned Person” means any person, organization or vessel (i) designated on the OFAC list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets maintained by His Majesty’s Treasury or on any list of targeted persons issued under the Sanctions of any other country where the relevant person conducts operations, (ii) that is, or is part of, a government of a Sanctioned Territory, (iii) 50% or more owned or controlled by, or acting on behalf of, any of the foregoing, (iv) located within, organized in, resident of, or operating from a Sanctioned Territory, or (v) otherwise the subject of or targeted under any Sanctions.

“Sanctioned Territory” means any country or territory that is, or whose government is, the subject of a general, comprehensive export, import, financial or investment embargo under any Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic and Luhansk People’s Republic).

“Sanctions” means any economic, financial or other trade-related sanctions, restrictions, export controls or embargoes administered, imposed or enforced by the United States government (including OFAC, the U.S. Department of Commerce and the U.S. Department of State), the European Union or any EU member state, His Majesty’s Treasury (United Kingdom), the United Nations Security Council or any other Governmental Authorities with jurisdiction over such Person.

“Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Underlying Instruments.

“Second Amendment Effective Date” means March 21, 2024.

“Secured Obligations” has the meaning assigned to that term in Section 2.12(a).

“Secured Party” means each of the Administrative Agent, each Lender, each Affected Party, each Indemnified Party, and the Collateral Agent.

“Similar Law” has the meaning assigned to that term in Section 4.01(x).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of such benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” means, as to any Person as of any date of determination, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Sourcing and Servicing Agreement” means that certain Sourcing and Servicing Agreement, dated as of May 1, 2023 by and among BMO, as the seller and as the servicer, and the Borrower, as the purchaser.

“Special Member” means a natural person who, (a) for the five (5)-year period prior to his or her appointment as Special Member, has not been, and during the continuation of his or her service as Special Member is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its respective Affiliates (other than his or her service as an Special Member of the Borrower or other Affiliates of the Borrower that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than his or her service as an Special Member of the Borrower or other Affiliates of the Borrower that are structured to be “bankruptcy remote”); or (iii) any member of the immediate family of a person described in (i) or (ii), and (b) has (i) prior experience as an independent manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, independent director, management or placement services to issuers of secured or securitized structured finance instruments, agreements or securities.

“Specified Event” means the occurrence of a Value Adjustment Event (other than pursuant to clause (e) or (f) in the definition thereof).

“Specific Reserve” means, in respect of any Loan Asset, the reserve taken on the books of BMO, related to such Loan Asset, as notified in writing by BMO, or any of its Affiliates to the Borrower (or the Manager on its behalf).

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity” means the date that is seven (7) years following the Closing Date.

“Subsidiary” means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, provided that a Person whose Equity Securities were acquired by the Borrower or the Fund, as the case may be, in a workout or restructuring of a Loan Asset shall not be deemed to be a “Subsidiary” for purposes of this Agreement.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset Granted by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(b)(ii).

“Synthetic Security” means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term SOFR” means, with respect to any Advance for any day during a Remittance Period, the forward-looking rate per annum based on SOFR for a tenor of three (3) months, that is published by the Term SOFR Administrator two (2) U.S. Government Business Days prior to the beginning of such Remittance Period (such day, the “Periodic Term SOFR Determination Day”); provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than two (2) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on the secured overnight financing rate, as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Termination/Reduction Notice” means each notice required to be delivered by the Borrower in respect of any termination of this Agreement or any permanent reduction of the Facility Amount, in the form of Exhibit F.

“Trading Gains” means, with respect to any Loan Asset which is repaid, prepaid, redeemed or sold, an amount equal to any excess of (a) the Principal Collections or proceeds of any sales, as applicable, received in respect thereof over (b) an amount equal to the greater of (1) the Outstanding Balance thereof and (2) the purchase price thereof (expressed as a percentage of par) multiplied by the Outstanding Balance, in each case net of (i) any expenses incurred by the Borrower in connection with any repayment, prepayment, redemption or sale thereof, and (ii) in the case of a sale of such Loan Asset, any interest accrued but not paid thereon which has not been capitalized as principal and included in the sale price thereof.

“Transaction Documents” means this Agreement, the Master Participation Agreement, the Sourcing and Servicing Agreement, any Assignment and Acceptance, the Equity Pledge Agreement, the Control Agreement and each document, instrument or agreement related to any of the foregoing.

“Treasury” means the United States Department of the Treasury.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning assigned to that term in Section 2.11(g)(i)(c).

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underlying Instruments” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“United States” means the United States of America.

“United States Tax Person” means a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Value Adjustment Event” means, with respect to an Eligible Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(a) an Obligor payment default in respect of principal, interest, expenses or fees occurs under such Loan Asset that has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments;

(b) any other default occurs under such Loan Asset that has resulted in the acceleration of such Loan Asset or the exercise of rights and remedies against the Obligor;

(c) a Bankruptcy Event with respect to the related Obligor;

(d) the related Obligor fails to deliver to the Borrower or the Manager any quarterly or annual financial reporting information as required by the Underlying Instruments of such Loan Asset (after giving effect to any applicable grace or cure period thereunder);

(e) the occurrence of a Material Modification with respect to such Loan Asset (unless consented to by the Administrative Agent); or

(f) a breach of a financial covenant by the related Obligor in respect of such Loan Asset occurs.

“Voluntary Program Termination Date” means the effective date on which the Sourcing and Servicing Agreement is terminated following an election by the Borrower to terminate such agreement following: (i) a material breach or non-compliance by the BMO Servicer (or any of its Affiliates) of any of its duties, obligations, representations, warranties or covenants thereunder or (ii) an action or inaction of the BMO Servicer (or any of its Affiliates) resulting from fraud, bad faith, gross negligence or misconduct on the part of the BMO Servicer (or any of its Affiliates).

“Warranty Breach Event” means, as to any Loan Asset, the discovery that, as of the related Cut-Off Date, such Loan Asset did not satisfy the definition of “Eligible Loan Asset” or there otherwise existed a breach of any representation or warranty under Section 4.02(b) or Section 4.02(c) relating to such Loan Asset.

“Warranty Breach Loan Asset” means any Loan Asset with respect to which a Warranty Breach Event has occurred.

“Weighted Average Spread” means, as of any date of determination, a fraction (expressed as a percentage) obtained by (a) multiplying the Outstanding Balance of each Eligible Loan Asset (other than a Defaulted Loan) included in the Collateral as of such date by its Effective Spread, (b) summing the amounts determined pursuant to clause (a), and (c) dividing the sum determined pursuant to clause (b) above by the aggregate Outstanding Balance of all Eligible Loan Assets (other than a Defaulted Loan) included in the Collateral as of such date.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” means the following, payable on each Payment Date, with respect to Advances and any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L

D

where:	YR	=	the Yield Rate applicable to such Advance on such day during such Remittance Period;

	L	=	the outstanding principal amount of such Advance on such day; and

	D	=	360;

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by the Lender to the Borrower or any other Person for any reason including, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, any provision of the Bankruptcy Code.

“Yield Rate” means, for any Advance, as of any date of determination during any Remittance Period applicable to such Advance, an interest rate per annum equal to the Benchmark for such date plus the Applicable Margin.

Section 1.02 Other Terms.

(a) All capitalized terms used which are not specifically defined shall have the meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein.

(b) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.04 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(c) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(d) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(e) The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.

(f) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (subject to any restrictions on such amendments, modifications, supplements, restatements or replacements set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(g) Unless expressly stated otherwise, any decision, consent, approval or waiver to be made at the discretion of the Administrative Agent (or any Lender) shall be in its sole discretion.

(h) All calculations required to be made hereunder with respect to the Loan Assets and the Borrowing Base shall be made on a trade date basis.

(i) Reference to any time means New York, New York time (unless expressly specified otherwise).

(j) Any reference to “close of business” means 5:00 p.m., New York, New York time.

(k) Except as set forth herein, any use of the term “knowledge” or “actual knowledge” of a Person in this Agreement shall mean actual knowledge after reasonable inquiry of a Responsible Officer of such Person under the circumstances.

(l) Any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its reasonable discretion.

(m) Except as expressly provided herein, for purposes of this Agreement, an Event of Default or Manager Default shall be deemed to be continuing until it is waived in accordance with Section 12.01(a).

(n) If any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day.

(o) Any reference to “execute”, “executed”, “sign” or “signed” or any other like term shall refer to execution by any form of signature acceptable to the Collateral Agent, whether manual, PDF or other form of electronic signature (including, without limitation, by DocuSign, Adobe Sign, or any other similar platform identified by the Borrower, the Administrative Agent or the Lenders and reasonably available at no undue burden or expense to the Collateral Agent). Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

ARTICLE II

THE FACILITY

Section 2.01 Advances.

(a) Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Revolving Period, the Borrower may request that the Lenders make Advances secured by the Collateral, in an aggregate amount up to the Availability as of such date, to the Borrower for the purpose of purchasing Eligible Loan Assets; provided that, no Lender shall be obligated to make any Advance on or after the date that is the earlier to occur of the Commitment Termination Date or the Facility Maturity Date. Under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, an Event of Default exists or would result therefrom or an Unmatured Event of Default exists or would result therefrom. Notwithstanding anything to the contrary herein, no Lender shall be obligated to provide the Borrower with aggregate funds in connection with an Advance that would exceed such Lender’s unused Commitment then in effect.

(b) Promissory Note. Upon the request of any Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note of the Borrower (in form and substance satisfactory to the Administrative Agent in its sole discretion) evidencing the Advances of such Lender with appropriate insertions as to the date and principal amount, not to exceed such Lender’s Commitment.

Section 2.02 Procedure for Advances.

(a) During the Revolving Period, the Lenders will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b) For each Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent, with a copy to the Lenders, the Collateral Agent, no later than 11:00 a.m. (New York City time) at least one (1) Business Day before the Business Day on which the Advance is to be made; provided that, if such Notice of Borrowing is delivered later than 11:00 a.m. (New York City time) on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) and an updated Loan Asset Schedule, and shall specify:

(i) the proposed aggregate amount of such Advance; provided that the amount of such Advance must be at least equal to $1,000,000;

(ii) the proposed date of such Advance; and

(iii) a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied (or waived by the Administrative Agent).

On the date of each Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with the Notice of Borrowing, either make available to the Borrower, in same day funds, an amount equal to such Lender’s Pro Rata Share of such Advance, for deposit by the Collateral Agent into the Principal Collection Account (or, prior to the occurrence of an Event of Default, otherwise the account which the Borrower has designated in writing). For the avoidance of doubt, each Advance and related increase in the Advances Outstanding shall be allocated ratably to each Lender in accordance with their respective Lender’s Pro Rata Share as in effect before such increase. Any Lender which fails to remit its Pro Rata Share in connection with any Advance in accordance with this Section 2.02 shall constitute a Defaulting Lender, and the Borrower shall have all rights available to the Borrower pursuant to Section 2.19.

(c) Each Advance shall bear interest at the applicable Yield Rate.

(d) Subject to Section 2.16 and the other terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Revolving Period.

(e) The obligation of each Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

Section 2.03 Determination of Yield. The Administrative Agent shall determine the Yield in respect of all Advances (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Remittance Period and shall advise the Manager thereof on or prior to the third (3rd) Business Day prior to such Payment Date.

Section 2.04 Remittance Procedures. The Manager shall instruct the Account Bank by delivery of the Management Report and, if the Manager fails to do so, the Administrative Agent may instruct the Account Bank, to apply funds on deposit in the Controlled Accounts as described in this Section 2.04; provided that, at any time after delivery of a Notice of Exclusive Control, the Administrative Agent shall instruct the Account Bank to apply funds on deposit in the Controlled Accounts as described in this Section 2.04.

(a) Interest Payments prior to an Event of Default. In the absence of a continuing Event of Default or prior to the occurrence of the Facility Maturity Date, on each Payment Date, the Account Bank shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Interest Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i) to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower;

(ii) to the payment of accrued and unpaid Administrative Expenses; provided that the aggregate amounts payable under this clause (ii) shall not exceed the Administrative Expense Cap;

(iii) pro rata, in accordance with the amounts due under this clause (iii), to each Lender, all Yield and any Breakage Fees that are accrued and/or unpaid as of the last day of the related Remittance Period;

(iv) to ~~the payment of~~pay to the BMO Servicer ~~of~~, the accrued and unpaid the Sourcing and Servicing Fee under and as defined in the Sourcing and Servicing Agreement;

(v) in the event that an Overcollateralization Failure exists, and if the Borrower elects to repay Advances Outstanding in order to cure such Overcollateralization Failure, to repay the Advances Outstanding in amount necessary to cause the Advance Rate Test to be satisfied on a pro forma basis after giving effect to all payments through this clause (v); provided that so long as such Overcollateralization Failure exists payments shall be made in accordance with Section 2.04(c);

(vi) pro rata, to each Lender and the Administrative Agent, as applicable, all accrued and/or unpaid fees, expenses (including external attorneys’ fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(vii) to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (ii) above due to the limitation contained therein;

(viii) to pay to the Manager all reasonable fees and expenses incurred in connection with the performance of its duties under the Transaction Documents; and

(ix) so long as no Unmatured Event of Default has occurred and is continuing and the Advance Rate Test is satisfied, to the Borrower (or its designee), any remaining amounts.

(b) Principal Payments prior to an Event of Default. In the absence of a continuing Event of Default or prior to the occurrence of the Facility Maturity Date, on each Payment Date the Account Bank shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Principal Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i) to pay amounts due under Section 2.04(a)(i) through 2.04(a)(iv), to the extent not paid thereunder;

(ii) (a) during the Revolving Period, (x) to pay amounts due under Section 2.04(a)(v) but only to the extent not paid in pursuant to Section 2.04(a) and (y) in the event the Overcollateralization Ratio is greater than 70% to repay the Advances Outstanding in an amount sufficient to cause the Advance Rate Test to be satisfied on a pro forma basis after giving effect to all payments through this clause (ii); or (b) during the Amortization Period, (x) to repay the Advances Outstanding in an amount sufficient to cause the Advance Rate Test to be satisfied on a pro forma basis after giving effect to all payments through this clause (ii) and (y) on and after the date on which there are 5 or fewer Eligible Loan Assets remaining as part of the Collateral or the Adjusted Borrowing Value of any Loan Asset represents 20% or more of the Aggregate Adjusted Borrowing Value of all Loan Assets;

(iii) to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (i);

(iv) to pay amounts due under Section 2.04(a)(vi) through 2.04(a)(vii), to the extent not paid thereunder; and

(v) so long as no Unmatured Event of Default has occurred and is continuing and the Advance Rate Test is satisfied, to the Borrower (or its designee) any remaining amounts.

(c) Payment on and after the occurrence of an Event of Default. If an Event of Default exists and, in any case, after the declaration, or automatic occurrence, of the Facility Maturity Date, on each Business Day thereafter the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer collected funds held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the prior Business Day, and priority:

(i) to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower;

(ii) first, to the payment of accrued and unpaid Administrative Expenses and, second, to pay to the BMO Servicer, the accrued and unpaid the Sourcing and Servicing Fee under and as defined in the Sourcing and Servicing Agreement;

(iii) pro rata, in accordance with the amounts due under this clause (iii), to each Lender, all Yield and any Breakage Fees that are accrued and unpaid as of the last day of the related Remittance Period;

(iv) pro rata, to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including external attorneys’ fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(v) to pay the Advances Outstanding until paid in full;

(vi) to the Manager, all reasonable fees and expenses incurred in connection with the performance of its duties under the Transaction Documents; and

(vii) to the Borrower (or its designee), any remaining amounts.

(d) Insufficiency of Funds. The parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. The parties further agree that amounts that may be distributed to the Borrower or the holders of any Equity Interest in the Borrower are fully subordinated and junior to the Obligations of the Borrower to the Secured Parties. In the event the Borrower is subject to a Bankruptcy Event, any claim that the Borrower or the holders of any Equity Interest in the Borrower may have with respect to such distributions shall, notwithstanding anything to the contrary herein and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the Obligations of the Borrower to the Secured Parties. The foregoing sentence and the provisions of Section 2.04 shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Borrower and the Fund hereby agree that they may only receive distributions from amounts available pursuant to Sections 2.04(a)(ix), 2.04(b)(v), 2.04(c)(vii), 2.04(f), and 2.18(a) and from proceeds of the Advances pursuant to Section 5.02(h).

(e) Repayment of Obligations. Notwithstanding anything to the contrary contained herein, the Borrower shall repay the Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, Increased Costs, all accrued and unpaid reasonable and documented and out-of-pocket costs and expenses of the Administrative Agent and Lenders owing hereunder and all other Obligations (other than unmatured contingent indemnification obligations) in full on the Facility Maturity Date.

(f) Permitted Distributions. In addition to the payments permitted under this Section 2.04, the Borrower may, but no more frequently than once per fiscal quarter during the Revolving Period (or twice per fiscal quarter during the Amortization Period), direct the Account Bank to withdraw amounts on deposit in the applicable Collection Account (regardless of whether such amounts are Interest Collections or Principal Collections) to make a Permitted Distribution to the Fund so long as each of the following conditions have been satisfied (and the Borrower by making such distribution shall be deemed to have certified that):

(i) the Borrower shall have provided not less than two (2) Business Days’ prior written notice thereof to the Administrative Agent;

(ii) after giving effect to such distribution, each of the conditions set forth in Section 2.18 are satisfied (as if such distribution constituted a reinvestment under such Section); and

(iii) on a pro forma basis immediately after giving effect to such distribution, sufficient funds remain on deposit in the Collection Account to make all payments under Section 2.04(a) and (b) on the next Payment Date (other than payments to the Borrower or the Manager and assuming that Advances Outstanding are equal to the Facility Amount during the related Remittance Period).

Section 2.05 Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Manager, the Borrower or the Administrative Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by email), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04 and the Collateral Agent may conclusively rely on such instructions and directions. The Manager and the Borrower shall immediately transmit to the Administrative Agent by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to Section 2.04. The Administrative Agent shall promptly transmit to the Manager and the Borrower by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent pursuant to Section 2.04. If either the Administrative Agent or the Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Manager under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Manager and the Collateral Agent or the Administrative Agent, as applicable, in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two (2) Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error. In the event the Collateral Agent or the Account Bank receives instructions from the Manager or the Borrower which conflict with any instructions received from the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent.

Section 2.06 Overcollateralization Failure Payments.

(a) If, on any day prior to the Collection Date, an Overcollateralization Failure exists, then the Borrower shall eliminate such Overcollateralization Failure in its entirety within ~~three~~four (~~3~~4) Business Days by effecting one or more (or any combination thereof) of the following actions in order to cause such Overcollateralization Failure to cease to exist as of such date of determination:

(i) deposit cash in Dollars into the Principal Collection Account (including Cash contributed from the Fund to the Borrower);

(ii) repay Advances Outstanding (together with any Breakage Fees in respect of the amount so prepaid);

(iii) sell Loan Assets in compliance with the Transaction Documents, to the extent the proceeds of such sales, in conjunction with other actions described in this Section 2.06, would eliminate such Overcollateralization Failure; and/or

(iv) Grant additional Eligible Loan Assets;

provided that if the Borrower has delivered an Equity Cure Notice, the reference to three (3) Business Days in the foregoing in this clause (a) shall be deemed to be seven (7) Business Days.

(b) No later than 3:00 p.m. on the Business Day prior to the Grant of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Manager on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent) notice of such Grant and a duly completed Borrowing Base Certificate, updated to the date such Grant is being made and giving pro forma effect to such Grant, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Granted and an updated Loan Asset Schedule. Any notice pertaining to such Grant pursuant to this Section 2.06 shall be irrevocable.

Section 2.07 Sale of Loan Assets; Affiliate Transactions.

(a) Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons, including the Fund and Affiliates of the Fund, from time to time prior to the declaration or automatic occurrence of the Facility Maturity Date (such sale, a “Discretionary Sale”); provided that (i) the proceeds of such sale shall be deposited into the Collection Account, (ii) any sale to the Fund or an Affiliate of the Fund meets the requirements set forth in Section 2.07(d) below, (iii) after giving effect to such sale, the Advance Rate Test is satisfied (or, if the condition in this clause (iii) is not satisfied, non-compliance with the Advance Rate Test is not made worse and the Administrative Agent has given its prior written consent), and (iv) (A) no event has occurred, or would result from such sale, which constitutes an Event of Default, (B) no event has occurred and is continuing which constitutes an Unmatured Event of Default, unless the sale price of the Loan Asset shall be equal to or greater than the Assigned Value, and (C) no event would result from such sale which constitutes an Unmatured Event of Default. Notwithstanding clause (iv)(B) or (C) above, the Borrower may make (i) any sale of a Loan Asset that, in the Manager’s reasonable judgment, has a significant risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Loan, if after giving effect to such sale, no event has occurred, or would result from such sale, which constitutes an Event of Default and (ii) any sale the trade date of which was prior to the occurrence of an Event of Default (so long as clauses (iv)(B) and (C) above where satisfied on the trade date).

(b) Repurchase or Substitution of Warranty Breach Loan Assets. If on any day a Loan Asset is (or becomes) a Warranty Breach Loan Asset, no later than twenty (20) Business Days following the earlier of actual knowledge by the Borrower of such Loan Asset becoming a Warranty Breach Loan Asset or receipt by the Borrower from the Administrative Agent or the Manager of written notice thereof, the Borrower shall either:

(i) make a deposit to the Collection Account (for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to the sum of (x) the product of (A) the purchase price paid by the Borrower for such Warranty Breach Loan Asset (expressed as a percentage of par) times (B) the Outstanding Balance of such Loan Asset, plus (y) reasonable and documented expenses or fees, if any, with respect to such Loan Asset and costs and damages actually incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan Asset of any Applicable Law (an itemized, written notification regarding the amount of such expenses, fees, costs or damages to be provided by the Administrative Agent to the Borrower); provided that (A) the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements and (B) the deposit of such funds into the Collection Account may result from the sale of such Warranty Breach Loan Asset pursuant to Section 2.07(a); or

(ii) in its sole discretion, substitute for such Warranty Breach Loan Asset one or more Substitute Eligible Loan Assets;

provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Breach Loan Asset (and such Loan Asset shall cease to be a Warranty Breach Loan Asset) if (x) on or before the expiration of such twenty (20) Business Day period, it ceases to meet the requirements set forth in the definition of Warranty Breach Loan Asset or (y) during the Revolving Period, the Advances Outstanding do not exceed the Borrowing Base.

It is understood and agreed that the obligations of the Borrower to make a deposit for or substitute any such Warranty Breach Loan Asset is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Loan Asset which is not collected, not paid, or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor.

Upon confirmation of the deposit of the amounts set forth in Section 2.07(b)(i) into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Breach Loan Asset pursuant to Section 2.07(b)(ii) (the date of such confirmation or delivery, the “Release Date”), such Warranty Breach Loan Asset and Related Asset shall be removed from the Collateral and, as applicable, the Substitute Eligible Loan Asset(s) and Related Assets shall be included in the Collateral. On the Release Date of each Warranty Breach Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Breach Loan Asset and any Related Asset and all future monies due or to become due with respect thereto.

(c) Conditions to Sales, Substitutions and Repurchases. Any sales, substitutions or repurchases effected pursuant to Sections 2.07(a), or 2.07(b) shall be subject to the satisfaction of the following conditions (as certified in writing to the Administrative Agent and Collateral Agent by the Borrower):

(i) the Borrower shall deliver a Borrowing Base Certificate and an updated Loan Asset Schedule to the Administrative Agent in connection with such sale, substitution or repurchase;

(ii) the Borrower shall deliver a list of all Loan Assets to be sold, substituted or repurchased;

(iii) no selection procedures adverse to the interests of the Administrative Agent or the Lenders were utilized by the Borrower in the selection of the Loan Assets to be sold, repurchased or substituted;

(iv) the Borrower shall give one (1) Business Day’s notice of such sale, substitution or repurchase to the Administrative Agent and Collateral Agent;

(v) the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any sale, substitution or repurchase;

(vi) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects); and

(vii) any repayment of Advances Outstanding in connection with any sale, substitution or repurchase of Loan Assets hereunder shall comply with the requirements set forth in Section 2.16; and

(viii) the Borrower shall agree to pay the reasonable and documented out of pocket legal fees and expenses of the Administrative Agent and the Collateral Agent in connection with any such sale, substitution or repurchase (including, but not limited to, reasonable and documented expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties in the Loan Asset in connection with such sale, substitution or repurchase), which payments shall be made pursuant to Section 2.04.

(d) Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, other than in connection with a mandatory repurchase of a Warranty Breach Loan Asset pursuant to clause (b) above, the Fund (or an Affiliate thereof) shall not reacquire from the Borrower and the Borrower shall not transfer to the Fund or to Affiliates of the Fund, and none of the Fund nor any Affiliates thereof will have a right or obligation to purchase, the Loan Assets of the Borrower without complying with the following requirements: (i) any such transactions shall be at arm’s-length, and (ii) all such sales must be at a price for each Loan Asset at least equal to the “fair market value” of such Loan Asset and (iii) after giving effect to such sale, the Advance Rate Test is satisfied (or, if the condition in this clause (iii) is not satisfied, non-compliance with the Advance Rate Test is not made worse and the Administrative Agent has given its prior written consent). Each determination of “fair market value” pursuant to this Section 2.07(d) shall be made by the Manager in accordance with the Management Standard.

(e) Sale of Defaulted Loan Assets, Margin Stock and Equity Securities; Limitations on Sale. Borrower shall not consummate more than five (5) transfer of all or substantially all of Borrower’s economic interest in any Participation Interest that is then held by Borrower (each a “Transfer”) in any fiscal year, without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

(f) In connection with any sale under this Section 2.07, the Collateral Agent shall, upon the request and at the sole expense of the Borrower, execute such instruments of release prepared by the Manager with respect to the portion of the Collateral subject to such sale to the Borrower, in recordable form if necessary, as the Borrower, or the Manager on its behalf, may reasonably request.

Section 2.08 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. on the day when due in Dollars in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. Each Advance shall accrue interest at the applicable Yield Rate for each day during each applicable Remittance Period. All computations of interest and all computations with respect to the Yield and the Yield Rate shall be computed on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed. Each Advance shall accrue interest at the Yield Rate for each day beginning on, and including, the Advance Date with respect to such Advance and ending on, but excluding, the date such Advance is repaid in full.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be. To the extent that Available Collections are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to the applicable provision of Section 2.04, such unpaid amounts shall remain due and owing and shall be payable on the next succeeding Payment Date until repaid in full.

(c) If any Advance requested by the Borrower pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence, fraud, bad faith or willful misconduct of, or failure to fund such Advance on the part of, the Lenders or the Administrative Agent, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any loss, cost or reasonable and documented expense incurred by such Lender related thereto, including, any loss (including cost of funds and reasonable and documented out-of-pocket expenses but excluding lost profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.

Section 2.09 [Reserved].

Section 2.10 Increased Costs; Capital Adequacy.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, assessment, fee, insurance charge, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any the Administrative Agent, any Lender or any Affiliate, participant, successor or assign thereof (each of which shall be an “Affected Party”);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(iii) impose on any Affected Party or the market for the applicable Benchmark any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances or participation therein or the obligation or right of any Lender to make Advances hereunder;

(iv) change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

(v) change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges;

and the result of any of the foregoing shall be to increase the cost to or impose a cost upon such Affected Party of funding or making or maintaining any Advance or of maintaining its obligation to make any such Advance or otherwise performing its obligations under the Transaction Documents or to increase the cost to such Affected Party or to reduce the amount of any sum received or receivable by such Affected Party, whether of principal, interest or otherwise or to require any payment calculated by reference to the amount of interest or loans received or held by such Affected Party (which shall be accompanied by a statement from such Affected Party to the Borrower setting forth the basis in reasonable detail for any of the foregoing), then the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional costs incurred or reduction suffered.

(b) If any Affected Party determines, acting in a commercially reasonable manner and in good faith, that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Party’s capital or on the capital of Affected Party’s holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Party to a level below that which such Affected Party or Affected Party’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Party’s policies and the policies of such Affected Party’s holding company with respect to capital adequacy and liquidity) (which shall be accompanied by a statement from such Affected Party to the Borrower setting forth the basis in reasonable detail of any of the foregoing), then from time to time the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party or Affected Party’s holding company for any such reduction suffered.

(c) A certificate of an Affected Party providing an explanation of the applicable Change in Law and setting forth the amount or amounts necessary to compensate such Affected Party or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.10 shall be delivered to the Borrower and shall be conclusive absent manifest error. In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. Any Indemnified Party making a claim under this Section 2.10 shall submit to the Manager a written description as to such additional or increased cost or reduction and the calculation thereof. The Borrower shall pay such Affected Party the amount shown as due on any such certificate on the first Payment Date pursuant to Section 2.04 occurring at least five (5) Business Days following receipt thereof.

(d) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of any Affected Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Affected Party pursuant to this Section 2.10 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Affected Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.10), then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.16(b) but without the payment of any Breakage Fees); provided, that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.10 in accordance with the terms hereof.

Section 2.11 Taxes.

(a) Any and all payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If any Taxes are required by Applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) to be deducted or withheld from any amounts payable to any Recipient by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the amount payable by the Borrower to such Person will be increased as necessary (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding or deduction for or on account of any Taxes (including, any Taxes on such Additional Amount) is not less than the amount that would have been paid had no such deduction or withholding been made.

(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent or a Lender timely reimburse it for the payment of, any Other Taxes.

(c) [Reserved].

(d) The Borrower will indemnify, from funds available to it pursuant to Section 2.04, each Recipient for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. All payments in respect of this indemnification shall be made within ten (10) days from the date a written demand therefor is delivered to the Borrower. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.11(e).

(f) Within thirty (30) days after the date of any payment by the Borrower or by the Manager on behalf of the Borrower of any Taxes to a Governmental Authority pursuant to this Section 2.11, the Borrower or the Manager, as applicable, will furnish to the Administrative Agent at the applicable address set forth on this Agreement, appropriate evidence of payment thereof.

(g) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g)(i), (ii) and (iii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:

(i) If any Lender is not a United States Tax Person, such Lender shall, to the extent legally entitled to do so, deliver to the Borrower and to the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a. in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b. executed copies of IRS Form W-8ECI;

c. in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit N-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

d. to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-4 on behalf of each such direct and indirect partner;

(ii) If a Lender is a United States Tax Person, such Lender shall deliver to the Borrower, with a copy to the Administrative Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), two (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(iii) If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative

Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) If any Lender is not a United States Tax Person, such Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(v) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.11(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified or paid Additional Amounts pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section) it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made or Additional Amounts paid under this Section 2.11 with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.11(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.11(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification payments or Additional Amounts giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(j) If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 2.11, or requests compensation under Section 2.10, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or Section 2.11, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(k) If at any time the Borrower shall be liable for the payment of any Additional Amounts in accordance with this Section 2.11, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.16(b)); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.11 in accordance with the terms hereof.

Section 2.12 Grant of a Security Interest; Collateral Assignment of Agreements.

(a) To secure the prompt and complete payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent (collectively, the “Secured Obligations”), the Borrower hereby (i) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties and (ii) Grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or Grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (x) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (y) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (z) none of the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

The foregoing Grant shall, for the purpose of determining the property subject to the Lien of this Agreement, be deemed to include any securities and any investments Granted to the Collateral Agent by or on behalf of the Borrower, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Eligible Loan Asset” or “Permitted Investments,” as the case may be.

(b) As security for the Secured Obligations, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Underlying Instruments related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”).

The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.

Section 2.13 Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of the Borrower, at its address referred to in Section 12.02 a copy of each Assignment and Acceptance and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (including principal amounts and stated interest on the Advances) (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time during business hours and from time to time upon reasonable prior notice. No Advance hereunder shall be assigned or sold, in whole or in part without registering such assignment or sale on the Register. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower’s obligations in respect of any Advance.

Section 2.14 Release of Loan Assets. The Lien granted created pursuant to this Agreement shall be automatically released with respect to the following: (a) any Loan Asset (and the Related Asset) sold or substituted in accordance with the applicable provisions of Section 2.07, (b) any Loan Asset (and the Related Asset) with respect to which all amounts have been paid in full by the related Obligor and deposited in the Collection Account and (c) the entire Collateral following the Collection Date. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Borrower and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Manager on behalf of the Borrower and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement.

Section 2.15 Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.07 on account of Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

Section 2.16 Prepayment; Termination; Reduction.

(a) Except as expressly permitted or required herein, Advances Outstanding may only be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent and the Collateral Agent at least one (1) Business Day in the case of any prepayment in part, or in the case of any prepayment in whole, at least three (3) Business Days, prior to such prepayment. Upon any prepayment, the Borrower shall also pay in full all accrued and unpaid Yield, any Breakage Fees, Increased Costs and all accrued and unpaid reasonable and documented costs and expenses of the Administrative Agent and Lenders related to such prepayment on the next Payment Date; provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such required amounts in full, as determined by the Administrative Agent, in its reasonable discretion and (ii) no event would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.16(a) to the payment of any Breakage Fees and to the pro rata reduction of the Advances Outstanding. Any notice relating to any repayment pursuant to this Section 2.16(a) shall be irrevocable.

(b) The Borrower may, at its option and upon three (3) Business Days’ prior written notice of such termination or permanent reduction in the form of Exhibit F to the Administrative Agent and the Collateral Agent, either (i) terminate this Agreement and the other Transaction Documents upon payment in full of all Obligations, or (ii) permanently reduce in part the Facility Amount upon payment in full, all accrued and unpaid Yield (pro rata with respect to the portion of the Facility Amount so reduced) and all other Obligations then due. Any Termination/Reduction Notice relating to any reduction or termination pursuant to this Section 2.16(b) shall be irrevocable. The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.16(b).

Section 2.17 Collections and Allocations.

(a) The Manager shall promptly identify all Available Collections received in the Collection Account as being on account of Interest Collections or Principal Collections and shall direct the Account Bank to segregate all Interest Collections and Principal Collections and transfer the same to the Interest Collection Account and the Principal Collection Account, respectively. The Manager shall comply with its obligations specified in Section 5.03(o). If, notwithstanding such compliance, the Manager receives any collections directly, the Manager shall transfer, or cause to be transferred, any such collections received directly by it (if any) to the Collection Account by the close of business within two (2) Business Days after such Interest Collections and Principal Collections are received and identified by the Manager; provided that the Manager shall identify to the Collateral Agent any collections received directly by the Manager as being on account of Interest Collections or Principal Collections. The Account Bank shall further provide to the Manager a statement as to the amount of Interest Collections and Principal Collections on deposit in the Interest Collection Account and the Principal Collection Account no later than three (3) Business Days after each Determination Date for inclusion in the Management Report delivered pursuant to Section 6.08(b). It is understood and agreed that the Manager shall remain liable for the proper allocation of the aforementioned Interest Collections and Principal Collections into the appropriate accounts.

(b) On the Cut-Off Date with respect to any Loan Asset, the Manager will deposit or will cause the Borrower to deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral on such date.

(c) With the prior written consent of the Administrative Agent, the Manager may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Administrative Agent and the Collateral Agent in their sole discretion.

(d) Prior to the delivery of a Notice of Exclusive Control, the Manager shall, pursuant to written instruction (which may be in the form of standing instructions), direct the Account Bank to invest, or cause the investment of, funds on deposit in the Controlled Accounts in Permitted Investments, from the date of this Agreement until the Collection Date. A Permitted Investment acquired with funds deposited in any Controlled Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee for the benefit of the Collateral Agent. All income and gain realized from any such investment, as well as any interest earned on deposits in any Controlled Account shall be distributed in accordance with the provisions of Article II hereof. The Borrower shall deposit in the Collection Account (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the the Collateral Agent, the Administrative Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Controlled Account other than with respect to fraud, their own gross negligence or willful misconduct on the part of the Collateral Agent. The parties hereto acknowledge that the Collateral Agent, the Administrative Agent, a Lender or any of their respective Affiliates may receive compensation with respect to the Permitted Investments.

(e) Until the Collection Date, neither the Borrower nor the Manager shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in Section 2.04, Section 2.14, Section 2.17(c), Section 2.18 or Section 5.02(m).

Section 2.18 Reinvestment of Principal Collections; Distributions.

On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent and the Administrative Agent, prior to the end of the Revolving Period, the Manager may, to the extent of any Principal Collections on deposit in the Principal Collection Account (and, in the case of a Permitted Distribution, amounts on deposit in the applicable Collection Account (regardless of whether such amounts are Interest Collections or Principal Collections):

(a) direct the Account Bank to withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be Granted hereunder or to make Permitted Distributions in accordance with Section 2.04(f); provided that the following conditions are satisfied:

(i) all conditions precedent set forth in Section 3.04 have been satisfied;

(ii) after giving effect to such reinvestment, the Advance Rate Test is satisfied;

(iii) no Event of Default has occurred, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default (other than Overcollateralization Failure that will be cured in connection with such reinvestment) exists or would result from such withdrawal and reinvestment;

(iv) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects); and

(v) delivery of a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower (or a Responsible Officer of the Manager on behalf of the Borrower); or

(b) direct the Account Bank to withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.16.

Upon the satisfaction of the applicable conditions set forth in this Section 2.18 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Account Bank shall withdraw funds from the Principal Collection Account as directed by the Manager in an amount not to exceed the lesser of (x) the amount requested by the Manager or, after the delivery of a Notice of Exclusive Control which has not been rescinded, as directed by the Administrative Agent, for reinvestment or repayment and (y) the amount on deposit in the Principal Collection Account on such day.

Section 2.19 Defaulting Lenders.

(a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the portion of the Advance funded by such Defaulting Lender shall not be included in determining whether Required Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action hereunder; provided that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable.

(b) In the event that the Administrative Agent, and, so long as no Event of Default exists, the Borrower determines (such determination not to be unreasonably withheld) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender will cease to be a Defaulting Lender and the provisions of clause (a) above shall, from and after such determination, cease to be of further force or effect with respect to such Lender; provided that no change hereunder from Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(c) Replacement of a Lender.

(i) If any Lender (other than BMO) becomes a Defaulting Lender or a Non-Consenting Lender or requests compensation under Section 2.10, then the Borrower may, at its sole expense and effort, upon not less than five (5) Business Days advance notice to the Administrative Agent and (if different) the related Lender, (x) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not be unreasonably withheld, conditioned or delayed, (B) the assignee shall not be an Affiliate of any of the Borrower, the Manager or the Fund, (C) such assigning Lender shall have received payment of an amount equal to all outstanding Advances funded or maintained by such Lender, together with all accrued interest thereon and all accrued fees (if any), and (D) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable consent, waiver or amendment of the Transaction Documents or (y) terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the portion of the Advance held by such Lender as of such termination date, without the payment of any penalty, fee or premium. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to exist.

(ii) Any Lender being replaced pursuant to Section 2.19(c)(i) above shall execute and deliver an Assignment and Acceptance with respect to such Lender’s applicable Commitment and outstanding portion of the Advance funded by such Lender. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding portion of the Advance and (B) all obligations of the Borrower owing to the assigning Lender relating to the Advance and Commitments so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance, the assignee Lender shall become a Lender hereunder and under each of the Transaction Documents and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned portion of the Advance and Commitments, except with respect to indemnification provisions under this Agreement, which shall survive as to such assignment Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(d) In the event that the Borrower or the Administrative Agent has requested any consent, waiver or amendment by any Lender or the Lenders to any matter pursuant to this Agreement, and such consent, waiver or amendment in question requires the agreement of all affected Lenders, the Lenders or the Required Lenders, then any Lender who does not agree to such consent, waiver or amendment within five (5) Business Days’ written notice to such Lender that such amendment has been agreed to by the Required Lenders shall be deemed a “Non-Consenting Lender.” For the avoidance of doubt, (x) Non-Consenting Lender shall not include any Lender that abstains from voting on any consent, waiver or amendment if the vote of such Lender would not be required in order for such consent, waiver or amendment to be approved pursuant to this Agreement (disregarding any other Lender that has so abstained or otherwise not approved such consent, waiver or amendment), and (y) if the Administrative Agent is also a Lender, any failure of the Administrative Agent, acting in its capacity as Administrative Agent, to grant any consent, waiver or amendment shall not result in the Administrative Agent, acting in its capacity as a Lender, being deemed to be a Non-Consenting Lender. In the event that the Administrative Agent in its individual capacity is a Non-Consenting Lender and the Borrower has replaced the Administrative Agent in its capacity as a Non-Consenting Lender pursuant to this Section 2.19, then the Borrower shall have the right to remove and replace the Administrative Agent in accordance with Section 9.01(h).

Section 2.20 Capital Contributions.

The Fund may, but shall not be obligated to, make a capital contribution in cash or Loan Assets to the Borrower at any time and for any purpose. All cash contributed to the Borrower shall be treated as Principal Collections, except to the extent that the Manager specifies to the Collateral Agent that such cash shall constitute Interest Collections and shall be deposited into the Collection Account as designated by the Manager.

Section 2.21 Increase in Commitments.

(a) So long as no Event of Default has occurred and is continuing, the Borrower may, at any time, request that the Commitments hereunder be increased by an amount with the consent of the Administrative Agent in its sole discretion and subject to any internal approvals (each such proposed increase being a “Commitment Increase”) upon at least ten (10) days’ notice to the Administrative Agent (who shall promptly notify the Lenders), which notice shall specify each existing Lender (each an “Increasing Lender”) that shall have agreed to an additional Commitment and the date on which such increase is expected to be effective (the date of actual effectiveness, the “Commitment Increase Date”), which shall be a Business Day at least ten (10) Business Days (or such lesser period as the Administrative Agent may reasonably agree) after delivery of such notice and at least fifteen (15) days prior to the Commitment Termination Date; provided that:

~~(i) immediately after giving effect to such Commitment Increase, the total Commitments of all of the Lenders hereunder shall not exceed $125,000,000;~~

(~~ii~~i) no Unmatured Event of Default or Event of Default shall have occurred and be continuing on such Commitment Increase Date; and

(~~iii~~ii) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b) Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

(c) On the Commitment Increase Date, subject to the satisfaction of the foregoing terms and conditions, each addition Commitment shall be deemed, for all purposes, a Commitment and each Advance made thereunder (a “New Advance”) shall be deemed, for all purposes, an Advance. The terms and provisions of the New Advances shall be identical to the Advances.

(d) The effectiveness of any allocation of additional Commitments to a Person who is not a Lender immediately prior to such Commitment Increase Date shall be subject to the prior written consent of the Administrative Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion).

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Effectiveness.

(a) This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i) all acts and conditions (including, the obtaining of any necessary consents and regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related Transaction Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all Applicable Law;

(ii) in the judgment of the Administrative Agent, there has not been (x) any change in Applicable Law which adversely affects any Lender’s or the Administrative Agent’s ability to enter into the transactions contemplated by the Transaction Documents or (y) any Material Adverse Effect or material disruption in the financial, banking or commercial loan or capital markets generally;

(iii) to the extent that any Loan Assets are included in the Borrowing Base on the Closing Date, any and all written information relating to the Loan Assets (other than projections, pro forma financial information, forward-looking information, general economic data, industry information or information relating to third parties and with respect to any information or documentation prepared by the Borrower, the Fund Manager or any of their Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectibility of, prospects of or potential risks or benefits associated with a Loan Asset or the related Obligor) submitted to each Lender and the Administrative Agent by the Borrower, the Fund or the Manager or any of their Affiliates, as applicable is accurate, true and correct in all material respects with respect to the Borrower, the Fund or the Manager, as applicable, and no such document or certificate contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided that, solely with respect to written or electronic information furnished by the Borrower or the Manager which was provided to the Borrower or the Manager from an Obligor or any third party with respect to a Loan Asset (or is derived therefrom), such information need only be accurate, true and correct in all material respects to the actual knowledge of the Borrower or the Manager as of the date provided, in each case, after giving effect to all written updates provided by the Borrower or the Manager;

(iv) each Lender shall have received all documentation and other information requested by such Lender in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Fund and the Manager under applicable “know your customer” and Anti-Money Laundering Laws, including, the Patriot Act, all in form and substance satisfactory to each Lender;

(v) at least five (5) days prior to the Closing Date the Borrower shall deliver a Beneficial Ownership Certification;

(vi) the Administrative Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance reasonably satisfactory to the Administrative Agent and each Lender;

(vii) the results of the Administrative Agent’s financial, legal, tax and accounting due diligence relating to the Fund, the Borrower, the Manager and the transactions contemplated hereunder are satisfactory to the Administrative Agent; and

(viii) the Borrower shall have paid in full all invoiced fees then required to be paid thereby, including all fees required hereunder and shall have reimbursed the Lenders, the Administrative Agent, the Account Bank and the Collateral Agent for all reasonable and documented fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable and documented external attorney fees and any other legal and document preparation costs incurred by the Lenders and the Administrative Agent, provided that the Borrower (or the Manager on its behalf) has received all the invoices at least 2 Business Days prior to the Closing Date.

(b) By its execution and delivery of this Agreement, each of the Borrower and the Manager hereby certifies that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 (other than such conditions precedent subject to the judgment or satisfaction of the Administrative Agent or any Lender) have been satisfied.

Section 3.02 Conditions Precedent to All Advances. Each Advance to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a) On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i) the Manager (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Agent) a Notice of Borrowing in accordance with Section 2.02 and, in connection therewith: (A) an Officer’s Certificate (which may be included as part of the Notice of Borrowing) computed as of the proposed Advance Date , (B) a Borrowing Base Certificate, (C) a Loan Asset Schedule and (D) such additional information, approvals, documents, certificates and reports as may be reasonably requested by the Administrative Agent and, if applicable and to the extent not previously delivered with respect to the acquisition of the related Loan Asset but only if not superseded or subsequently amended;

(ii) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(iii) no Event of Default exists prior to or would result from such Advance, and no Unmatured Event of Default exists prior to or would result from such Advance;

(iv) no event has occurred and is continuing, or would result from such Advance, which constitutes a Manager Default or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Manager Default;

(v) after giving effect to the making of such Advance, the Advance Rate Test is satisfied;

(vi) since the Closing Date, there has been no Material Adverse Effect;

(vii) all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Collateral, including such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been, or will, following the making of such Advances, be made, taken or performed; and

(viii) if a Loan Asset is to be acquired with the proceeds of such Advance, the conditions in Section 3.04 are satisfied.

(b) No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Grant of Eligible Loan Assets in accordance with the provisions hereof.

(c) The proposed Advance Date shall take place during the Revolving Period.

(d) The Borrower shall have paid in full all fees and expenses then required to be paid, including all fees and expenses required hereunder to the extent invoiced at least two (2) Business Days prior to the related Advance Date (other than any and all fees required to be paid on the Closing Date).

The failure to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent and the Lenders to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the Lenders an amount equal to the Advances made during any such time that any of the foregoing conditions precedent were not satisfied.

Section 3.03 Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.

Section 3.04 Conditions to Acquisition of Loan Assets. Each Grant of an additional Eligible Loan Asset pursuant to Section 2.06, a Substitute Eligible Loan Asset pursuant to Section 2.07(b), an additional Eligible Loan Asset pursuant to Section 2.18 or any other Grant of a Loan Asset hereunder shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):

(a) the Manager (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Agent) no later than the related Cut-Off Date such information, approvals, documents, certificates and reports as may be reasonably requested by the Administrative Agent;

(b) the Borrower shall have delivered to the Collateral Agent (with a copy to the Administrative Agent), no later than 11:00 a.m. on the related Cut-Off Date, an emailed copy of the duly executed Master Participation Agreement, containing an updated schedule of participation interests to be purchased thereunder;

(c) with respect to Eligible Loan Assets purchased with Advances and available Principal Collections, the Investment Criteria are satisfied on the date on which the Borrower (or the Manager on its behalf) commits to purchase such Eligible Loan Asset (and after giving effect to such commitment);

(d) no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Granted on such Cut-Off Date;

(e) all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been made, taken or performed;

(f) no Event of Default exists prior to or would result from such Grant, and no Unmatured Event of Default exists prior to or would result from such Grant; and

(g) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects before and after giving effect to the Grant to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the Closing Date, each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Organization, Good Standing and Due Qualification. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral requires such qualification.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c) Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect or the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect.

(e) No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Grant of the Collateral will not (i) create any Lien on the Collateral other than Permitted Liens or (ii) violate any Applicable Law in any material respect or the Constituent Documents of the Borrower or (iii) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound, which violation would reasonably be expected to result in a Material Adverse Effect.

(f) No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the Borrower’s knowledge, threatened in writing against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party, or (iii) that would reasonably be expected to have a Material Adverse Effect.

(g) Selection Procedures. In selecting the Loan Assets to be Granted pursuant to this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.

(h) Bulk Sales. The Grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(i) Grant of Collateral. The Borrower has good and marketable title to (or a valid participation interest in) all of the Collateral, provided that, for the avoidance of doubt, with respect to any participation interest purchased by the Borrower, the Borrower shall not be the record owner of the relevant Loan Asset until the elevation of such participation interest. The Borrower has taken all actions necessary to perfect its interest in the Collateral transferred by the Fund. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Grant of such Collateral to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

(j) Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

(k) Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.

(l) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

(m) Taxes. The Borrower has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, all foreign, federal, state, local and other tax returns) required to be filed by it, and has paid or made adequate provisions for the payment of all federal and other material state, and other taxes, assessments, fees and other governmental charges levied or imposed upon them or at their properties, income or assets otherwise due and payable, except for those Taxes that are being contested in good faith by appropriate proceedings and in respect of which it has established reserves in accordance with GAAP on its books. No Tax lien (other than a Permitted Lien) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges due and payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(n) Location. The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral) is located at the address set forth in Section 12.02 (or at such other address as shall be designated by such party in a written notice to the other parties hereto).

(o) Tradenames. The Borrower has not changed its name since its formation and does not have tradenames, fictitious names, assumed names or “doing business as” names under which it has done or is doing business.

(p) Solvency. The Borrower is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Borrower is Solvent, and the transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent. The Borrower is paying its debts as they become due (subject to any applicable grace period); and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(q) No Subsidiaries. The Borrower has no Subsidiaries.

(r) No Transfers from the Fund. The Borrower has not acquired any Loan Asset from the Fund or any Affiliate thereof.

(s) Reports Accurate. All Manager’s Certificates, Management Reports, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports (other than projections, pro forma financial information, forward-looking information, general economic data, industry information or information relating to third parties and with respect to any information or documentation prepared by the Borrower, the Fund, the Manager or any of their Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectibility of, prospects of or potential risks or benefits associated with a Loan Asset or the related Obligor) furnished by the Borrower (or the Manager on its behalf) to the Administrative Agent, the Collateral Agent or the Lenders in connection with the Transaction Documents are, as of their date, accurate, true and correct in all material respects with respect to the Borrower, the Fund or the Manager, as applicable, and no such document or certificate contains any material misstatement of fact or omits to state a material fact or any fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided that, solely with respect to written or electronic information furnished by the Borrower which was provided to the Borrower from an Obligor or any third party with respect to a Loan Asset (or is derived therefrom), such information need only be accurate, true and correct in all material respects to the actual knowledge of the Borrower as of the date provided, in each case, after giving effect to all written updates provided by the Borrower or the Manager.

(t) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, the use of proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(u) No Adverse Agreements. There are no agreements to which the Borrower is party that are in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral contemplated by the Grant.

(v) Event of Default/Unmatured Event of Default. No event has occurred and is continuing which constitutes an Event of Default or an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such).

(w) Management Standard. Each of the Loan Assets was underwritten or acquired and is being serviced in conformance with the Management Standard.

(x) ERISA.

(i) The present value of all benefits vested under each Pension Plan does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code. No ERISA Event has occurred or is reasonably expected to occur, that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability.

(ii) Each Foreign Plan is in compliance in all material respects with its terms and with the requirements of any and all Applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as could not, in the aggregate, subject the Borrower to any material tax, penalty or other liability: (i) all contributions required to be made with respect to a Foreign Plan have been timely made; (ii) the Borrower has not incurred any obligations in connection with the termination of, or withdrawal from, any Foreign Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Plan allocable to such benefit liabilities.

(iii) The Borrower (a) is not a Benefit Plan Investor and (b) is not a “governmental plan” within the meaning of Section 3(32) of ERISA (“Governmental Plan”), and the Borrower is not subject to state statutes regulating investments of and fiduciary obligations with respect to Governmental Plans or to state statutes the entering into or performance of this Agreement and the transactions contemplated hereby would result in any violation of any prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

(y) Allocation of Charges. There is not any agreement or understanding between the Fund and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(z) Broker/Dealer. The Borrower is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(aa) Payment Instructions. The Collection Account is the only account to which the Borrower receives Principal Collections and Interest Collections on the Collateral. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, a Lien on the Collection Account.

(bb) Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(cc) Compliance with Law. The Borrower has complied in all material respects with all Applicable Law (including any order of any Governmental Authority or other board or tribunal) to which it may be subject (including with respect to the maintenance of records). The Borrower has not received any notice that it is not in compliance in any material respect with any of the requirements of the foregoing.

(dd) Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Granted hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt as required herein.

(ee) Set-Off, etc. No Loan Asset in the Collateral has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Fund or the Obligor thereof (unless the Obligor thereof effected such change without the consent or agreement of the Borrower and in accordance with the Underlying Instruments), and no Loan Asset in the Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower, the Fund or the Obligor (unless the Obligor thereof took such action without the consent or agreement of the Borrower and in accordance with the Underlying Instruments) with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral otherwise permitted pursuant to Section 6.04(a) of this Agreement and in accordance with the Management Standard.

(ff) Full Payment. As of the applicable Cut-Off Date thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Loan Asset will not be paid in full.

(gg) Anti-Terrorism; OFAC; Anti-Corruption.

(i) None of the Borrower, its respective directors or officers or, to the knowledge of the Borrower, its agents or employees nor any of the Borrower’s Affiliates nor, to the actual knowledge of the Borrower, any Obligor is (i) a Sanctioned Person; or (ii) in breach of Sanctions.

(ii) None of the Borrower nor, to the knowledge of the Borrower, any of its Affiliates (x) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (y) is a foreign shell bank. For purposes of the forgoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii) No part of the proceeds of any Advance will be used by the Borrower or any of its Affiliates, or permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), to lend, contribute or otherwise make available such proceeds to any Person, (x) to fund or facilitate any activities of or agreement, transaction or dealing with or for the benefit of any Sanctioned Person (or involving any property thereof) or involving any Sanctioned Territory, (y) to fund or facilitate any money laundering or terrorist financing activities, or (z) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any party to this Agreement).

(iv) No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

(v) The Borrower acknowledges by executing this Agreement that the Lenders (or the Administrative Agent on their behalf) have notified the Borrower that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Borrower or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Borrower (including the name and address of such Person) in accordance with the Patriot Act.

(vi) The Borrower (or the Manager on its behalf) has used commercially reasonable efforts to institute and maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein.

(hh) [Reserved].

(ii) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) the Collateral is comprised of “instruments,” “security entitlements,” “general intangibles,” “accounts,” “certificated securities,” “uncertificated securities,” “securities accounts,” “deposit accounts,” “supporting obligations” or “insurance” (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(jj);

(iii) with respect to Collateral that constitute “security entitlements”:

a. all of such security entitlements have been credited to one of the Controlled Accounts and the securities intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the applicable UCC;

b. the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Borrower, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and

c. the Controlled Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Controlled Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Manager and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Administrative Agent), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments;

(iv) all Controlled Accounts constitute “securities accounts” or “deposit accounts” as defined in the applicable UCC;

(v) with respect to any Controlled Account which constitutes a “deposit account” as defined in the applicable UCC, the Borrower, the Account Bank and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties to direct disposition of the funds in such deposit account without further consent of the Borrower;

(vi) the Borrower owns and has good and marketable title to or valid participation interests in (or, with respect to assets securing any Loan Assets, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person;

(vii) the Borrower has received all consents and approvals required by the terms of any Loan Asset to the granting of a security interest in the Loan Assets hereunder to the Collateral Agent, on behalf of the Secured Parties;

(viii) the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral and that portion of the Loan Assets in which a security interest may be perfected by filing granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement;

(ix) other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement (A) relating to the security interests granted to the Borrower, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the Closing Date. The Borrower is not aware of the filing of any judgment or Tax lien filings against the Borrower;

(x) none of the underlying promissory notes (if any) that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(xi) with respect to any Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Agent, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and

(xii) with respect to any Collateral that constitutes an “uncertificated security,” that the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(jj) Borrower LLC Agreement in Effect. The Borrower LLC Agreement remains in full force and effect and there exists no breach of, default under, or threatened breach of, the Borrower LLC Agreement by the Borrower or, to the knowledge of the Borrower, the Fund.

(kk) Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.02 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date (solely with respect to the relevant Loan Assets being pledged as of such Cut-Off Date), as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which is a valid and first priority perfected security interest in the Collateral and in that portion of the Collateral in which a security interest may be perfected by filing subject only to Permitted Liens. No Person claiming through or under Borrower shall have any claim to or interest in the Controlled Accounts.

(b) Eligibility of Collateral. (i) The Loan Asset Schedule, and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loan Assets contained in the Collateral as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base is an Eligible Loan Asset as of the date of determination of the Borrowing Base, and (iii) with respect to each Loan Asset included as an Eligible Loan Asset, the Investment Criteria was satisfied on the date on which the Borrower (or the Manager on its behalf) committed to purchase such Eligible Loan Asset (and after giving effect to such commitment).

(c) No Fraud. To the best of the Borrower’s knowledge, based on written information provided to the Borrower (or the Manager on its behalf) by the BMO Servicer, each Loan Asset was originated without any fraud or material misrepresentation on the part of the Obligor.

Section 4.03 Representations and Warranties of the Manager. The Manager hereby represents and warrants, as of the Closing Date, each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Manager is duly qualified to do business as a limited liability company and is in good standing as a limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals except where failure to obtain such licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Manager (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Manager is a party have been duly executed and delivered by the Manager.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Manager is a party constitutes a legal, valid and binding obligation of the Manager enforceable against the Manager in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment by the Manager of the terms hereof and thereof will not (i) conflict with, result in any breach of (x) any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Manager’s Constituent Documents or (y) any contractual obligation of the Manager except to the extent that such conflict or breach of such contractual obligation would not reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Lien upon any of the Manager’s properties pursuant to the terms of any contractual obligation other than the Transaction Documents and Permitted Liens, or (iii) violate any Applicable Law that would reasonably be expected to have a Material Adverse Effect.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the actual knowledge of the Manager, threatened in writing against the Manager, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Manager is a party or (iii) that would reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Manager of this Agreement and any other Transaction Document to which the Manager is a party have been obtained.

(h) Reports Accurate. All Manager’s Certificate, Management Report, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports (other than projections, pro forma financial information, forward-looking information, general economic data, industry information or information relating to third parties and with respect to any information or documentation prepared by the Borrower, the Fund, the Manager or any of their Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectibility of, prospects of or potential risks or benefits associated with a Loan Asset or the related Obligor) furnished by the Manager to the Administrative Agent, the Collateral Agent or the Lenders in connection with the Transaction Documents are, as of their date, accurate, true and correct in all material respects with respect to the Manager and no such document or certificate contains any material misstatement of fact or omits to state a material fact or any fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided that, solely with respect to written or electronic information furnished by the Manager which was provided to the Manager from an Obligor or any third party with respect to a Loan Asset (or is derived therefrom), such information need only be accurate, true and correct in all material respects to the actual knowledge of the Manager as of the date provided, in each case, after giving effect to all written updates provided by the Manager. Without limiting the foregoing, each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base is an Eligible Loan Asset.

(i) Collections. The Manager acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral transferred or Granted hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days from receipt as required herein.

(j) Solvency. The Manager is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Manager is a party do not and will not render the Manager not Solvent.

(k) Taxes. The Manager has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all federal and other material tax returns (including, all foreign, federal, state, local and other tax returns) required to be filed by it, and has paid or made adequate provisions for the payment of all federal and other material state, and other taxes, assessments, fees and other governmental charges levied or imposed upon them or at their properties, income or assets otherwise due and payable, except for those Taxes that are being contested in good faith by appropriate proceedings and in respect of which it has established reserves in accordance with GAAP on its books. No Tax lien (other than a Permitted Lien) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge which would reasonably be expected to have a Material Adverse Effect.

(l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, the use of the Proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(m) ERISA. The Manager (a) is not a Benefit Plan Investor and (b) is not a Governmental Plan.

(n) Anti-Terrorism; OFAC; Anti-Corruption.

(i) None of the Manager, its subsidiaries, their respective directors or officers or, to the knowledge of the Manager, their respective agents or employees nor any of the Manager’s Affiliates nor, to the actual knowledge of the Manager, any Obligor is (i) a Sanctioned Person; or (ii) in breach of Sanctions.

(ii) None of the Manager nor, to the knowledge of the Manager, any of its Affiliates (x) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (y) a foreign shell bank. For purposes of the forgoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii) No part of the proceeds of any Advance will be used by the Manager or any of its Affiliates, or permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), to lend, contribute or otherwise make available such proceeds to any Person, (x) to fund or facilitate any activities of or agreement, transaction or dealing with or for the benefit of any Sanctioned Person (or involving any property thereof) or involving any Sanctioned Territory, (y) to fund or facilitate any money laundering or terrorist financing activities, or (z) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any party to this Agreement).

(iv) No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

(v) The Manager acknowledges by executing this Agreement that Lenders (or the Administrative Agent on their behalf) have notified the Manager that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Manager or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Manager (including the name and address of such Person) in accordance with the Patriot Act.

(vi) The Manager has used commercially reasonable efforts to institute and maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein concerning the subject matter of this clause (n).

(o) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Manager’s performance of its obligations under this Agreement or any Transaction Document to which the Manager is a party.

(p) Payment Instructions. To the extent the Manager provides such direction, the Collection Account is the only account to which payors on the Loan Assets have been instructed by the Manager on the Borrower’s behalf to send Principal Collections and Interest Collections on the Collateral.

(q) Manager Default. No event has occurred which constitutes a Manager Default (other than any Manager Default which has previously been disclosed to the Administrative Agent as such).

(r) Broker/Dealer. The Manager is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(s) Compliance with Applicable Law. The Manager has complied in all material respects with all Applicable Law to which it may be subject.

ARTICLE V

GENERAL COVENANTS

Section 5.01 Affirmative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its Constituent Documents and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Related Asset and the related assets in the Collateral; (ii) the sale, transfer or other disposition of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Underlying Instruments to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b) Special Purpose Entity Requirements. The Borrower will at all times: (i) maintain at least one (1) Special Member; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Fund and any other Person; (iv) file its own tax returns, if any, as may be required under Applicable Law, to the extent it is (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (v) not commingle its assets with assets of any other Person; (vi) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (vii) maintain separate financial statements, except to the extent that the Borrower’s financial and operating results are consolidated with those of the Fund or its Affiliates in consolidated financial statements; provided that (1) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (2) such assets shall also be listed on the separate balance sheet of the Borrower; (viii) pay its own liabilities only out of its own funds; (ix) maintain an arm’s-length relationship with its Affiliates and not enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction (except for capital contributions or capital distributions permitted under the terms and conditions of the Borrower’s organizational document and properly reflected on the books and records of the Borrower and the transactions contemplated by the Transaction Documents); (x) pay the salaries of its own employees, if any; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead for shared office space; (xiii) to the extent used, use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) cause the managers, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower; (xviii) not acquire the obligations or any securities of its Affiliates and (xix) not divide or permit any division of the Borrower. Where necessary, the Borrower will obtain proper authorization from its members for limited liability company action.

(c) Preservation of Company Existence. The Borrower will preserve and maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other jurisdiction in which it does business and in which it is required to so qualify under Applicable Law where the failure to preserve and maintain such qualification would reasonably be expected to have a Material Adverse Effect.

(d) Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinion of Dechert LLP, as special counsel to the Borrower relating to the issue of substantive consolidation.

(e) Deposit of Collections. The Borrower shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Manager or any of their Affiliates.

(f) Obligor Defaults and Bankruptcy Events. The Borrower shall give, or shall cause the Manager to give, notice to the Administrative Agent within two (2) Business Days of the Borrower’s, the Fund’s or the Manager’s actual knowledge of the occurrence of any Value Adjustment Event under any Loan Asset or any Bankruptcy Event with respect to any Obligor under any Loan Asset.

(g) [Reserved].

(h) Taxes. The Borrower will file or cause to be filed its tax returns, if any, and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.01(m) and for those Taxes contested in good faith by appropriate proceedings and in respect of which it establishes proper reserves on its books in accordance with GAAP.

(i) Notice of Event of Default. The Borrower shall notify the Administrative Agent of the occurrence of any Event of Default under this Agreement promptly upon, and in any event within two (2) Business Days of upon obtaining actual knowledge or receiving notice of such event. In addition, no later than two (2) Business Days following the Borrower’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower will provide to the Administrative Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(j) Notice of Material Events. The Borrower shall promptly notify the Administrative Agent of any event or other circumstance that is reasonably likely to have a Material Adverse Effect.

(k) Notice of Income Tax Liability. The Borrower shall furnish to the Administrative Agent notice within ten (10) Business Days of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of the Fund or any “affiliated group” (of which the Fund is a member in respect of which the Fund is jointly and severally liable for all taxes owed by such affiliated group) in an amount equal to or greater than $2,500,000 in the aggregate, or (ii) to the Tax liability of the Borrower itself in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(l) Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly notify the Administrative Agent if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect at the time it was given or deemed to have been given and, at the same time, deliver to the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances.

(m) Notice of Proceedings. The Borrower shall notify the Administrative Agent promptly and in any event within five (5) Business Days, after the Borrower receives notice or obtains knowledge thereof, of (i) any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Transaction Documents, the Collateral Agent’s security interest in the Collateral, or, subject to the standard in Section 5.01(hh) below, the Borrower and (ii) any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would be reasonably expected to have a Material Adverse Effect on the Collateral.

(n) Notice of ERISA Events. The Borrower shall promptly notify the Administrative Agent (i) in the event that a Lien is imposed on any asset of the Borrower with respect to any Pension Plan or Multiemployer Plan or (ii) in the event any ERISA Event occurs.

(o) Notice of Benefit Plan Investor Status or Prohibited Transaction. The Borrower shall promptly notify the Administrative Agent in the event the Borrower becomes a Benefit Plan Investor, in the event the Borrower becomes subject to state statutes regulating investments of or fiduciary obligations with respect to such governmental plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code with respect to which the entering into or performance of this Agreement would result in a violation of Similar Law.

(p) Notice of Accounting Changes. Promptly and in any event within three (3) Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent notice of any material change in the accounting policies of the Borrower which would result in an exception to GAAP that would impact the reporting in respect of the Collateral hereunder.

(q) Additional Documents. The Borrower shall provide the Administrative Agent with (i) copies of such documents as the Administrative Agent or any Lender may reasonably request evidencing the truthfulness of the representations set forth in this Agreement or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Money Laundering Laws. Notwithstanding anything to the contrary in this provision, the Borrower and its Affiliates will not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or agents) is prohibited by contract, law, rule, regulation or order or (iii) that in the Borrower’s or Affiliate’s reasonable judgment, would compromise any attorney-client privilege, privilege afforded to attorney work product or similar privilege; provided, that, the Borrower shall make available redacted versions of requested documents if to do so will not compromise such privilege or, if unable to do so consistent with the preservation of such privilege, shall make commercially reasonable efforts to disclose information responsive to the requests of the Administrative Agent in a manner that will protect such privilege.

(r) Protection of Security Interest. With respect to the Collateral acquired by the Borrower, the Borrower will (i) (at the expense of the Borrower) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created under the Transaction Documents and Permitted Liens, including, (A) with respect to the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing, filing and maintaining (at the expense of the Borrower), effective financing statements against the Fund in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (ii) (at the expense of the Borrower) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral being Granted hereunder including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral (which may include an “all asset” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (iii) permit the Administrative Agent or any Lender or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral (provided that such information is in the possession of the Borrower or the Manager, as applicable, or reasonably obtainable thereby without undue burden or expense and not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Administrative Agent or any Lenders) and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters (provided that the Borrower shall not be liable for the costs and expenses of more than one visit in any calendar year and such visit shall be consolidated with, and subject to the reimbursement limitation with respect to, any visit, inspection or audit under Section 11.10 unless an Event of Default has occurred and is continuing), and (iv) take all additional action that the Administrative Agent, any Lender or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests of the parties to this Agreement in the Collateral, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.

(s) Liens. The Borrower will promptly notify the Administrative Agent of the existence of any Lien on the Collateral (other than Permitted Liens) and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral against all claims of third parties (other than any claims that would be Permitted Liens).

(t) Other Documents. At any time from time to time upon prior written request of the Administrative Agent or any Lender, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent or any Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest in the Collateral (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may request).

(u) Compliance with Law. The Borrower shall at all times comply in all material respects with all Applicable Law applicable to Borrower or any of its assets, and Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(v) Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP.

(w) Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(x) Performance of Covenants. The Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the other Transaction Documents. The Borrower shall pay and discharge all Taxes, levies, liens and other charges on it or its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(y) Tax Treatment. The Borrower, the Fund and the Lenders shall treat the Advances advanced hereunder as indebtedness of the Borrower (or its regarded owner) for U.S. federal income tax purposes and file any and all tax forms in a manner consistent therewith.

(z) Maintenance of Records. The Borrower will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by the Borrower for its own account and will furnish the Administrative Agent, upon the reasonable request by the Administrative Agent, information with respect to the Collateral and the conduct and operation of its business.

(aa) Officer’s Certificate. On or prior to April 30 of each calendar year, the Borrower shall deliver an Officer’s Certificate, in form and substance reasonably acceptable to the Administrative Agent, providing (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches, that there is no other interest in the Collateral based on any tax or judgment lien.

(bb) Continuation Statements. Upon the Administrative Agent’s written request, the Borrower shall, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statement referred to in Schedule I hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i) authorize the Collateral Agent to file an appropriate continuation statement with respect to such financing statement; and

(ii) deliver or cause to be delivered to the Collateral Agent, the Administrative Agent and the Lenders an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(cc) Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulations Section 301.7701-3(b)(ii), and neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulations Section 301.7701-3(c).

(dd) Notices; Material Information, etc. The Borrower shall, within five (5) Business Days after it obtains knowledge of filing, provide to the Administrative Agent written notification of the filing of any litigation against the Borrower or the Fund which, if a judgment were to be obtained by the plaintiff, would result in the occurrence of an Event of Default or otherwise cause a Material Adverse Effect.

(ee) Other Reporting. The Borrower shall provide the Administrative Agent, simultaneously with delivery to the Fund, copies of any notice of default, notice of election or exercise of any rights or remedies under any the Borrower LLC Agreement, and any notice relating in any way to the misconduct of the Borrower or, to the Borrower’s actual knowledge, the Manager.

(ff) Other Information. The Borrower shall deliver, (i) promptly following the Administrative Agent’s request, in any event within five (5) days of such request (to the extent reasonably available to the Borrower without undue burden or expense and not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Administrative Agent or any Lender)), such other information, financial or otherwise, with respect to the Borrower and the Collateral, as the Administrative Agent may reasonably request from time to time and (ii) promptly following any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Section 5.02 Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (v) fail to pay its debts and liabilities from its assets when due; (vi) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of the Borrower’s business other than such activities as are expressly permitted pursuant to this Agreement; (vii) create, form or otherwise acquire any Subsidiaries; or (viii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.

(b) Requirements for Material Actions. The Borrower shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the consent of the Special Member(s) is required for the Borrower to (i) commence a voluntary bankruptcy petition under the Bankruptcy Code, (ii) file any insolvency, or reorganization case or proceeding, (iii) institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, (iv) institute proceedings under any applicable insolvency law, (v) seek any relief under any law relating to relief from debts or the protection of debtors, (vi) consent to the filing or institution of bankruptcy or insolvency proceedings against the Borrower, (vii) file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy or insolvency, (viii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Borrower, or a substantial part of its property, (ix) make any assignment for the benefit of its creditors, (x) admit in writing its inability to pay its debts generally as they become due, or (xi) take any action in furtherance of any of the foregoing.

(c) Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect the Borrower’s title to the Collateral, except for sales or dispositions of the Collateral permitted under the Transaction Documents.

(d) Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral to any person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral with any person other than the Administrative Agent and the Lenders, in each case, except as otherwise expressly permitted by the terms of this Agreement.

(e) Liens. The Borrower shall not create, incur or permit to exist any Lien in or on any of the Collateral subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f) Organizational Documents. The Borrower shall not amend, modify or terminate any of the Constituent Documents of the Borrower without the prior written consent of the Administrative Agent; provided that the consent of the Administrative Agent shall not be required for any such amendments or modifications of an administrative or ministerial nature or to cure an ambiguity, omission, mistake, typographical error or other obvious defect so long as notice thereof is furnished to the Administrative Agent.

(g) Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent.

(h) Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (i) to finance the purchase by the Borrower of Collateral, (ii) to pay fees and expenses in connection with the transactions contemplated under the Transaction Documents, (iii) to distribute such proceeds to the Fund (including, for the avoidance of doubt, Permitted Distributions).

(i) Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral, other than for the avoidance of doubt, Excluded Amounts.

(j) Tax Treatment. The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U.S. federal income tax purposes.

(k) [Reserved].

(l) [Reserved].

(m) Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except that, so long as the Facility Maturity Date has not been declared or automatically occurred and no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare and make Permitted Distributions to the holders of its membership interests from amounts available pursuant to Sections 2.04(a), 2.04(b), 2.04(c) and 2.04(f) that are expressly permitted to be distributed by the Borrower to the Fund or its equityholder subject to the conditions in such Sections or in accordance with Section 5.02(h).

(n) ERISA Matters. The Borrower will not (i) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could reasonably be expected to result in an ERISA Event that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability, or (ii) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could result in the imposition of a Lien on any asset of the Borrower with respect to any Pension Plan or Multiemployer Plan. The Borrower will not become a Benefit Plan Investor.

(o) Payment Instructions. The Borrower will not make any change, or permit the Manager to make any change, in its instructions to (i) if the Borrower is the lender of record of in respect of any Loan Assets, the paying agents in respect on such Loan Assets or (ii) otherwise, the selling institutions of participation interests in the Loan Assets, in each case regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.

(p) Change of Jurisdiction, Location or Names. The Borrower shall not change the jurisdiction of its formation, make any change to its name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such name change or use, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith. The Borrower will not change the location of its chief executive office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing.

(q) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub clauses (i) through (vi) (inclusive) of Section 4.01(gg) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.02.

Section 5.03 Affirmative Covenants of the Manager.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Manager will comply in all material respects with all Applicable Law.

(b) Preservation of Company Existence. The Manager will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would reasonably be expected to have a Material Adverse Effect.

(c) Obligations and Compliance with Collateral. The Manager will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral (other than, for the avoidance of doubt, such obligations required to be performed by or satisfied by the BMO Servicer under the Sourcing and Servicing Agreement) and will do nothing to knowingly impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral. It is understood and agreed that the Manager does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with its undertaking as the Manager.

(d) Keeping of Records and Books of Account.

(i) The Manager will maintain and implement administrative and operating procedures (including, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii) The Manager shall permit the Administrative Agent (and the Lenders shall have the opportunity to attend) or their respective agents or representatives, to visit the offices of the Manager during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral with any of the officers or employees of the Manager having knowledge of such matters; provided that, the Manager shall not be liable for the costs and expenses of more than one such visit in any twelve month period unless an Event of Default has occurred and is continuing hereunder.

(iii) The Manager will on or prior to the Closing Date, mark its internal records to reflect the ownership of the Collateral by the Borrower.

(e) Preservation of Security Interest. The Manager (at the Borrower’s expense) will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing.

(f) Events of Default. The Manager will provide the Administrative Agent (with a copy to the Collateral Agent) with prompt written notice of the occurrence of each Event of Default and each Unmatured Event of Default of which the Manager has actual knowledge or has received notice. In addition, no later than two (2) Business Days following the Manager’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Manager will provide to the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Manager setting forth the details of such event and the action that the Manager proposes to take with respect thereto.

(g) Taxes. The Manager will file all federal and other material tax returns (including, all foreign, federal, state, local and other tax returns) required to be filed by it, if any, and pay any and all material Taxes imposed on it or its property as required under the Transaction Documents (except as contemplated by Section 4.03(l) and for those Taxes contested in good faith by appropriate proceedings and in respect of which it establishes proper reserves on its books in accordance with GAAP).

(h) Other. Subject to Applicable Law, the Manager will (to the extent reasonably available to or practicably obtainable by the Manager and without undue burden or expense and not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Administrative Agent, the Collateral Agent or any Lender) promptly furnish to the Collateral Agent and the Administrative Agent such other information, documents, records or reports with respect to the Collateral or the condition or operations, financial or otherwise, of the Borrower or the Manager (but only with respect to the Collateral or the transactions under this Agreement) as the Collateral Agent, any Lender or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Lenders, the Collateral Agent or Secured Parties under or as contemplated by this Agreement.

(i) Proceedings Related to the Borrower and the Manager and the Transaction Documents. The Manager shall notify the Administrative Agent promptly and in any event within five (5) Business Days after the Manager receives notice or obtains knowledge thereof of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect on the Borrower or the Manager or the Transaction Documents. For purposes of this Section 5.03(i), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transaction Documents in excess of $1,000,000 shall be deemed, solely for purposes of this clause, to be expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Manager in excess of $5,000,000 shall be deemed, solely for purposes of this clause, to be expected to have such a Material Adverse Effect.

(j) Deposit of Collections. The Manager shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Manager or any of their Affiliates.

(k) Special Purpose Entity Requirements. At the Borrower’s expense, the Manager shall take such actions as are necessary to cause the Borrower to be in compliance with the special purpose entity requirements set forth in Sections 5.01(a) and 5.01(b) and 5.02(a) and 5.02(b); provided that, for the avoidance of doubt, the Manager shall not be required to expend any of its own funds to cause the Borrower to be in compliance with such sections.

(l) Accounting Changes. Promptly and in any event within three (3) Business Days after the effective date thereof, the Manager will provide to the Administrative Agent notice of any change in the accounting policies of the Manager which would result in an exception to GAAP that would impact the reporting in respect of the Collateral hereunder.

(m) Proceedings Related to the Collateral. The Manager shall notify the Administrative Agent promptly and in any event within five (5) Business Days after any Responsible Officer of the Manager receives notice or has actual knowledge of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect on the interests of the Collateral Agent or the Secured Parties in, to and under the Collateral. For purposes of this Section 5.03(m), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral or the Collateral Agent’s or the Secured Parties’ interest in the Collateral in excess of $500,000 or more shall be deemed to be expected to have such a Material Adverse Effect.

(n) [Reserved].

(o) Capacity as Manager. The Manager will ensure that, at all times when it is dealing with or in connection with the Loan Assets in its capacity as Manager, it holds itself out as Manager, and not in any other capacity.

(p) Audits. Periodically after the Closing Date, at the discretion of the Administrative Agent and each Lender, the Manager shall allow the Administrative Agent and each Lender (during normal office hours and upon advance notice) to review the Manager’s collection and administration of the Collateral in order to assess compliance by the Manager with the Management Standard, as well as with the Transaction Documents, and to conduct an audit of the Collateral and Loan Files (to the extent received from the BMO Servicer or otherwise in the possession of the Manager) in conjunction with such a review; provided that (x) such review shall be reasonable in scope and shall be completed in a reasonable period of time, and (y) prior to the occurrence of an Event of Default, the Administrative Agent shall be entitled to only one (1) such audit during each calendar year.

(q) Notice of Breaches of Representations and Warranties under this Agreement. The Manager shall promptly notify the Administrative Agent if any representation or warranty set forth in Section 4.03 was incorrect in any material respect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances.

(r) Value Adjustment Event. The Manager will provide the Administrative Agent (with a copy to the Collateral Agent) with prompt written notice of the occurrence of any Value Adjustment Event (excluding any Value Adjustment Event pursuant to which the determination thereof is made by the Administrative Agent independently and without notice from any other party) with respect to any Eligible Loan Asset of which the Manager has actual knowledge or has received notice.

Section 5.04 Negative Covenants of the Manager.

From the Closing Date until the Collection Date:

(a) Mergers, Acquisition, Sales, etc. The Manager will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Manager is the surviving entity and unless:

(i) the Manager has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel (which may rely on an Officer’s Certificate as to factual matters such as whether or not such transaction would cause an Unmatured Event of Default, an Event of Default or a Manager Default) each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Manager and such other matters as the Administrative Agent may request, provided that this clause (i) shall not apply with respect to any consolidation or merger of the Manager with any of its Affiliates;

(ii) the Manager shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent;

(iii) after giving effect thereto, no Event of Default or Manager Default or event that with notice or lapse of time would constitute either an Event of Default or a Manager Default shall exist; and

(iv) the Administrative Agent (acting at the direction of the Required Lenders, each in its reasonable discretion) shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) in writing to such consolidation, merger, conveyance or transfer, provided that this clause (i) shall not apply with respect to any consolidation or merger of the Manager with any of its Affiliates.

(b) Change of Name or Location of Loan Files. The Manager shall notify the Administrative Agent prior to changing its name, moving the location of its principal place of business and chief executive office, changing the offices where it keeps records concerning the Collateral from the address set forth in Section 12.02, or changing the jurisdiction of its formation. The Manager will not consent to move the Loan Files from the location thereof on the initial Advance Date (or relevant date of delivery), unless either (i) the BMO Servicer has implemented such change or move or (ii) the Administrative Agent shall consent of such change or move in writing (which consent shall not be unreasonably withheld, delayed or conditioned) and, if and to the extent that clause (i) does not apply, then Manager shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral (subject only to Permitted Liens and Liens permitted or contemplated under the Transaction Documents).

(c) Change in Payment Instructions. The Manager will not make any change in its instructions to (i) if the Borrower is the lender of record of the Loan Assets, payors on the Loan Assets or (ii) otherwise, the selling institutions of participation interests in the Loan Assets regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change (such consent not to be unreasonably withheld, delayed or conditioned).

(d) ERISA Matters. The Manager will not become, at any time while the Obligations are outstanding, a Benefit Plan Investor, a Governmental Plan, or cause the Borrower to be subject to Similar Law.

(e) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub-clauses (i) through (vi) (inclusive) of Section 4.03(o) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.04.

ARTICLE VI

ADMINISTRATION

Section 6.01 Appointment and Designation of the Manager.

(a) Initial Manager. The Borrower hereby appoints StepStone Private Credit Fund LLC, pursuant to the terms and conditions of this Agreement, as Manager, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral. StepStone Private Credit Fund LLC hereby accepts such appointment and agrees to perform the duties and responsibilities of the Manager pursuant to the terms hereof. The Manager and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Manager hereunder.

(b) Authority and Power. All authority and power granted to the Manager under this Agreement shall automatically cease and terminate upon termination of this Agreement as to the Manager and shall pass to and be vested in the Borrower, and the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Manager, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of rights.

(c) Subcontracts. The Manager may, with the prior written consent of the Administrative Agent (provided that such consent not to be unreasonably withheld, conditioned or delayed; provided further that such consent not to be required for any subcontracting of administrative, back office and similar functions), subcontract with any other Person for administering or collecting the Collateral; provided that (i) the Manager shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Manager shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Manager pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Manager Default.

(d) Waiver. The Borrower acknowledges that, if the Fund (or StepStone Group Private Debt LLC, as the Fund’s investment adviser) cannot perform any of its duties as Manager for any reason, the Administrative Agent or any of its Affiliates may act as the Manager, and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates, the Collateral Agent and the Manager (other than claims relating to such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

Section 6.02 Duties of the Manager.

(a) Duties. The Manager shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law. Subject to the terms of this Agreement (including, Section 6.04), the Manager has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Without limiting the foregoing, the duties of the Manager shall include the following:

(i) supervising the Collateral, executing amendments, providing consents and waivers, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;

(ii) maintaining all necessary records with respect to the Collateral and providing such reports to the Administrative Agent (with a copy to the Collateral Agent) in respect of the administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may reasonably request;

(iii) maintaining and implementing administrative and operating procedures (including, an ability to recreate records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(iv) promptly delivering to the Administrative Agent from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender or the Collateral Agent may from time to time reasonably request;

(v) maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(vi) to the extent that such Loan File is in the possession of the Manager, maintaining the Loan File with respect to Loan Assets included as part of the Collateral;

(vii) directing the Collateral Agent to make payments pursuant to the terms of the Management Report in accordance with Section 2.04;

(viii) directing the sale or substitution of Collateral in accordance with Section 2.07;

(ix) providing advice to the Borrower with respect to the purchase and sale of and payment for the Loan Assets;

(x) preparing and delivering to the Borrower, the Collateral Agent and the Administrative Agent on each Measurement Date a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of such Measurement Date; and

(xi) complying with such other duties and responsibilities as may be required of the Manager by this Agreement.

(b) Notwithstanding anything to the contrary contained herein, (i) the exercise by the Administrative Agent, the Collateral Agent, each Lender and the Secured Parties of their rights hereunder shall not release the Manager (unless replaced by a replacement manager that is approved by the Borrower and the Administrative Agent), the Fund or the Borrower from any of their duties or responsibilities with respect to the Collateral and (ii) to the extent the Manager’s obligations and duties under this Section 6.02 cannot be performed as a direct result of the BMO Servicer’s failure to perform its obligations under the Sourcing and Servicing Agreement, the Manager’s obligations and duties under this Section 6.02 shall be excused to such extent. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Manager hereunder.

Section 6.03 Authorization of the Manager.

(a) Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Manager (including any successor thereto) to take any and all steps consistent with the Management Standard in its name and on its behalf necessary or desirable in the determination of the Manager to collect all amounts due under any and all Collateral, including, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Fund could have done if it had continued to own such Collateral. The Fund, the Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Manager (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Manager to carry out its duties hereunder, and shall cooperate with the Manager to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Manager be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b) After the declaration of the Facility Maturity Date, at the direction of the Administrative Agent, the Manager shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided that the Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 6.04 Collection of Payments; Accounts.

(a) Collection Efforts, Modification of Collateral. The Manager will use commercially reasonable efforts to perform collection and enforcement of the Loan Assets included in the Collateral in accordance with the Management Standard. Unless the Administrative Agent consents, the Manager may not waive, modify or otherwise vary any provision of an item of Collateral in any manner contrary to the Management Standard.

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) Controlled Accounts. Each of the parties hereto hereby agrees that (i) each Controlled Account is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Control Agreement, prior to the delivery of a Notice of Exclusive Control, the Borrower, the Manager and the Collateral Agent (acting at the direction of the Administrative Agent) shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account and have the right to direct the disposition of funds in any Controlled Account which is a deposit account; provided that, after the delivery of a Notice of Exclusive Control, such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent). Each of the parties hereto hereby agrees to cause the securities intermediary that holds any money or other property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.04(f) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) regardless of any provision in any other agreement, for purposes of the UCC and, to the extent a securities account, for purposes of the Hague Convention on the law applicable to certain rights in respect of securities held with an intermediary (the “Hague Convention”), with respect to the Controlled Accounts, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and New York shall govern the issues specified in Article 2(1) of the Hague Convention. All securities or other property underlying any Financial Assets credited to the Controlled Accounts in the form of securities or instruments shall be registered in the name of the Account Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Account Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any Financial Asset credited to the Controlled Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Account Bank or Indorsed in blank.

(f) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the Grant by the Borrower to the Collateral Agent, of any Loan Asset in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including any necessary consents).

(g) Adjustments. If (i) the Manager makes a deposit into the Collection Account in respect of an Interest Collection or a Principal Collection of a Loan Asset and such Interest Collection or Principal Collection was received by the Manager in the form of a check that is not honored for any reason or (ii) the Manager makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Manager shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 6.05 Collateral Database. As promptly as possible after the Closing Date, and in any event no later than fifteen (15) days after the Closing Date, the Manager shall create a database (the “Collateral Database”) with respect to the Loan Assets held by the Borrower on the Closing Date, which Collateral Database shall include all information reasonably requested by the Administrative Agent with respect to the Loan Assets and the Collateral, on an individual Loan Asset basis and on a portfolio basis. The Collateral Agent shall permit access to the information in the Collateral Database by the Borrower and the Administrative Agent no later than fifteen (15) days after the Closing Date. Within fifteen (15) days after the Closing Date, the Manager shall provide a daily report to the Borrower and the Administrative Agent, in an electronic format and in scope mutually acceptable to the Manager, the Borrower and the Administrative Agent, that summarizes the material information contained in the Collateral Database, including, without limitation, the Outstanding Balance of the Collateral and balances of the Controlled Accounts. The Manager shall update the Collateral Database promptly for Loan Assets and Permitted Investments acquired or sold or otherwise disposed of and for any amendments or changes to Loan Asset amounts or interest rates.

Section 6.06 [Reserved].

Section 6.07 Payment of Certain Expenses by Manager. The Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including but not limited to fees and disbursements of its independent accountants and expenses incurred by the Manager in connection with payments and reports pursuant to this Agreement. The Manager may be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Manager on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.04.

Section 6.08 Reports to the Administrative Agent; Account Statements; Manager Information.

(a) Borrowing Base Certificate. On each Measurement Date, the Borrower (or the Manager on its behalf) will provide a Borrowing Base Certificate, updated as of such date, to the Administrative Agent (with a copy to the Collateral Agent).

(b) Management Report. On each Reporting Date, the Manager will provide to the Borrower, the Administrative Agent and the Collateral Agent, a monthly statement including (i) a Borrowing Base Certificate, (ii) a Loan Asset Schedule, (iii) a list of Loan Assets acquired, sold, substituted or released and (iv) if such Reporting Date occurs in a calendar month in which a Payment Date occurs, amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) (such monthly statement, a “Management Report”), with respect to last calendar day of the previous calendar month in the case of clauses (i) through (ii) and with respect to the last calendar month in the case of clause (iii), signed by a Responsible Officer of the Manager and the Borrower and substantially in the form of Exhibit H. Each

Management Report shall constitute instructions by the Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified herein. The Manager shall notify the Administrative Agent on the Reporting Date if the Management Report will not be delivered to the Lenders, the Administrative Agent and the Collateral Agent on such Reporting Date.

(c) Manager’s Certificate. Together with each Management Report, the Manager shall submit to the Administrative Agent and the Collateral Agent a certificate substantially in the form of Exhibit I (a “Manager’s Certificate”), signed by a Responsible Officer of the Manager, which shall include a certification by such Responsible Officer that no Event of Default, Manager Default or Unmatured Event of Default has occurred.

(d) Financial Statements. The Manager (on behalf of the Borrower) will submit to the Administrative Agent and the Collateral Agent, (i) within sixty (60) days after the end of each of its first three (3) fiscal quarters of each fiscal year of the Fund, commencing with the fiscal quarter ending June 30, 2023, consolidated unaudited financial statements of the Fund containing a consolidated statement of assets, liabilities, and capital and a consolidated statement of operations for the most recent fiscal quarter, and (ii) within one hundred twenty (120) days after the end of each fiscal year of the Fund, commencing with the fiscal year ending December 31, 2023, consolidated audited financial statements of the Fund containing a consolidated statement of assets, liabilities, and capital and a consolidated statement of operations and cash flow audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year, provided that the financial statements required to be delivered pursuant to this clause (d) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Fund’s quarterly reports on Form 10-Q or annual reports on Form 10-K, as applicable, shall be deemed delivered to the applicable parties on the date such documents are made available publicly.

(e) Electronic Format. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5.03(h) and this Article VI shall be deemed to have been delivered on the date on which such information is posted on a website to which such Secured Party has access or upon receipt of such information through e-mail or another delivery method acceptable to the Administrative Agent.

Section 6.09 The Manager Not to Resign. The Manager shall not resign from the obligations and duties hereby imposed on it except upon the Manager’s determination that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Manager could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Manager shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Administrative Agent.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) a default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower, including any Yield, or any other fee; provided, that in the case of a default in payment under clause (ii), such failure to pay is not cured within three (3) Business Days after the same becomes due; provided further that, in the case of a failure to pay under clause (ii) due to an administrative error or omission by the Collateral Agent or the Account Bank, such failure to pay shall constitute an Event of Default if not cured within five (5) Business Days after the Collateral Agent or the Account Bank, as applicable, receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower; or

(b) any failure to pay, on the Facility Maturity Date, the outstanding principal of all Advances Outstanding and all Yield accrued and unpaid thereon together with all other Obligations (other than unmatured contingent indemnification obligations); or

(c) [reserved]; or

(d) except as otherwise provided in this definition of “Event of Default,” a default (i) by the Borrower to observe or perform the covenants set forth in Section 5.02, as to which no additional grace periods shall apply, or (ii) by the Borrower or by the Fund in the performance, or breach, of any other covenant or other agreement of the Borrower or the Fund in the Transaction Documents to which it is a party and, in each case, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which a Responsible Officer of the Borrower or the Fund acquires actual knowledge or notice thereof; or

(e) the occurrence of a Bankruptcy Event or insolvency event relating to the Borrower or the Fund; or

(f) the occurrence of a Manager Default; or

(g) (i) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of (x) $1,000,000 against the Borrower or (y) $5,000,000 against the Fund, and the Borrower or the Fund, as applicable, shall not have either (A) discharged, satisfactorily stayed, vacated or set aside or provided for the discharge of any such judgment, decree or order in accordance with its terms within sixty (60) days or (B) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment; or (iii) the Borrower shall have made payments of amounts in excess of $1,000,000 in the settlement of any litigation, claim or dispute (in the case of both clauses (i) and clause (ii), excluding payments actually made from insurance proceeds or as to which the insurer has not disputed coverage); or

(h) the failure of the Borrower to qualify as a bankruptcy remote entity based upon the criteria set forth in Section 5.01(b) or the failure to satisfy Section 5.01(d) such that Dechert LLP or another law firm reasonably acceptable to the Administrative Agent could no longer render a substantive non-consolidation opinion with respect thereto within 60 days after the Administrative Agent has notified the Borrower that it reasonably believes the Borrower may no longer qualify as a bankruptcy remote entity based upon the criteria set forth in Section 5.01(b); or

(i) (1) any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Fund or the Manager, (2) the Borrower, the Fund or the Manager or any other party thereto shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document to which it is a party or any lien or security interest thereunder, or (3) any security interest in any Collateral securing any Obligation shall, in whole or in part, cease to be a first priority perfected security interest except for Permitted Liens and as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(j) (i) an Overcollateralization Failure occurs and the Borrower fails to cure such failure pursuant to Section 2.06 and by such deadline as set forth in Section 2.06 or (ii) the Advances Outstanding exceed the then-current Facility Amount and such excess continues for three (3) Business Days; provided that, until such cure occurs, collected funds held by the Account Bank in the Collection Account shall be made in accordance with Section 2.04(c); or

(k) the Borrower shall become required to register as an “investment company” in accordance with the 1940 Act or the Collateral shall become required to register as an “investment company” in accordance with the 1940 Act; or

(l) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Fund (other than solely in the case of the Fund (i) a Lien for Taxes not yet due or (ii) as to which the Fund is actively contesting the validity of the underlying claim in good faith, the filing of which would reasonably be expected to result in a Material Adverse Effect with respect to the Fund), or the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Fund that, solely in the case of the Fund, could be reasonably expected to result in a Material Adverse Effect with respect to the Fund or result in a lien against the assets of the Borrower and such lien shall not have been released within five (5) Business Days; or

(m) (i) the occurrence of an ERISA Event or (ii) the Borrower becomes a Benefit Plan Investor; or

(n) any Change of Control shall occur; or

(o) any representation, warranty or certification made by the Borrower or the Fund in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect (or if such representation, warranty or certification is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation, warranty or certification shall have been incorrect in any respect) when made and, in each case, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which a Responsible Officer of the Borrower or the Fund acquires actual knowledge or notice thereof; provided that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Loan Asset if the Borrower complies with its obligations in Section 2.07(b) with respect to such Loan Asset; provided further that, it being understood, without limiting the generality of the foregoing, that any failure to meet any Eligibility Criteria or Concentration Limitation is not, in and of itself, an Event of Default under this clause (o); or

(p) the Borrower ceases to have a valid ownership interest (or a perfected, first priority precautionary back-up security interest (subject only to Permitted Liens) granted by the Fund (which the Borrower shall have collaterally assigned to the Collateral Agent)) in all of the Collateral except as expressly permitted under the Transaction Documents; or

(q) (i) failure of the Borrower to maintain at least one Special Member; provided that, the Borrower shall have ten (10) Business Days to replace any Special Member upon the death or resignation of the current Special Member and shall not take any action requiring the consent of any Special Member until such replacement is in effect, (ii) the removal of any Special Member of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent or (iii) an Special Member of the Borrower (which is not provided by one of the following (and which list may be revised by the Administrative Agent in its reasonable discretion): CT Corporation, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation, Citadel SPV or an Affiliate thereof or another provider approved by the Administrative Agent, acting in a commercially reasonable manner and in good faith) is appointed without the written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); or

(r) the Borrower, the Fund or the Manager makes or attempts to make any assignment of its rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Administrative Agent, which consent may be withheld by the Administrative Agent in its sole and absolute discretion (but, for the avoidance of doubt, the Manager and the Borrower may hire third party service providers to assist the Manager in performing its duties related to this Agreement), then the Administrative Agent or the Required Lenders, may, by notice to the Borrower, declare the “Facility Maturity Date” to have occurred; provided that, in the case of any event described in Section 7.01(e) above, the “Facility Maturity Date” shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Revolving Period shall end and the Borrower shall cease purchasing Loan Assets from the Fund or from any other third party and shall cease originating Loan Assets, (ii) the Administrative Agent or the Required Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, and (iii) all proceeds and distributions in respect of the Collateral shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.04(c) (provided that the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(e)). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Manager hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent (or any designee thereof, including, the Manager), following an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Collateral Agent, the Lenders or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. If any Event of Default shall have occurred, Applicable Margin shall be increased pursuant to the definition thereof, effective as of the date of the occurrence of such Event of Default, and shall apply on each day after the occurrence and during the continuation of such Event of Default.

Section 7.02 Additional Remedies of the Administrative Agent.

(a) If, upon the declaration or automatic occurrence of the Facility Maturity Date (including, the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to immediately sell (at the Borrower’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral and apply the proceeds thereof to the Obligations.

(b) The parties recognize that it may not be possible to sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral on the date the Administrative Agent or all of the Lenders declares the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral in the same manner or on the same Business Day.

(c) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Manager shall make available to (i) the Administrative Agent, on a timely basis, all information relating to the Collateral subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder.

(d) Each of the Borrower and the Manager agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Manager, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine. Pursuant to the UCC, each of the Borrower and the Collateral Agent hereby specifically agrees (x) that it shall not raise any objection to a Secured Party’s purchase of the Collateral (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in various no action letters promulgated by the SEC staff (1) shall be considered to be a “public” sale for purposes of the UCC and (2) shall be considered to be commercially reasonable notwithstanding that a Secured Party purchases the Collateral at such a sale.

(e) Any amounts received from any sale or liquidation of the Collateral pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of Section 2.04(c), or as a court of competent jurisdiction may otherwise direct.

(f) The Administrative Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower. Without limiting the foregoing, the Administrative Agent and the Lenders and each of their respective Affiliates is hereby authorized after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Administrative Agent, any such Lender or any such Affiliate, to or for the credit or the account of the Borrower or the Fund, as applicable, against any and all of the obligations of the Borrower or the Fund, as applicable, now or hereafter existing under this Agreement or any other Transaction Document to the Administrative Agent, any such Lender or their respective Affiliates, irrespective of whether or not the Administrative Agent, any such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower or the Fund, as applicable, may be contingent or unmatured or are owed to a branch, office or Affiliate of the Administrative Agent or any such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that no such setoff may be made against any assets of (i) the Fund with respect to any obligations of the Borrower or (ii) the Borrower with respect to any obligations of the Fund. The rights of the Administrative Agent and the Lenders and their respective Affiliates under this section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, any such Lender or their respective Affiliates may have. The Administrative Agent and the Lenders agree to notify the Borrower and the Collateral Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(g) Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h) Each of the Borrower and the Manager hereby irrevocably appoints, during the continuance of an Event of Default and at all times following the Facility Maturity Date, each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Manager hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(i) The Administrative Agent is hereby authorized and empowered, during the existence of an Event of Default and at all times following the Facility Maturity Date, on behalf of the Borrower or the Manager, to endorse the name of the Borrower or the Manager, as applicable, upon any check, draft, instrument, receipt, instruction, or other document or agreement or item, coming into the Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Administrative Agent is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of the Borrower or the Fund, as applicable, either before or after demand of payment on the Obligations but only during the existence of an Event of Default, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to preserve the security interests and Liens in the Collateral or to secure the repayment of the Obligations, and the Administrative Agent shall not incur any liability, in the absence of gross negligence or willful misconduct, in connection with or arising from its exercise of such power of attorney. The application by the Administrative Agent of such funds shall, unless the Administrative Agent shall agree otherwise in writing, be the same as set forth in Section 2.04 hereof.

Section 7.03 Right of First Offer.

Notwithstanding anything to the contrary herein or in any Facility Document, in connection with any liquidation or disposition of the Collateral, including without limitation, upon the termination of the Commitments following the occurrence and during the continuation of an Event of Default, the Fund and/or any of its Affiliates shall have the right to purchase all (but not less than all) the Collateral subject to such liquidation or at a purchase price at least equal to the sum of the then accrued and outstanding Obligations, as reasonably determined by the Administrative Agent. Any such party may exercise such right by delivering written notice to the Administrative Agent (an “Exercise Notice”) which shall include a proposed purchase price and be delivered not later than one (1) Business Day after the date on which the Borrower receives notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Commitments, as applicable, and the intent of the Administrative Agent to liquidate or dispose of the Collateral, and which Exercise Notice shall set forth evidence reasonably satisfactory to the Administrative Agent that the Fund (or its Affiliates) has access to sufficient capital to consummate such purchase in accordance with Section 7.03. Once an Exercise Notice is delivered to the Administrative Agent, the delivering party (or its designated Affiliate or managed fund) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at the price referenced above, for settlement within the normal settlement period for such Collateral. The cash purchase price must be received no later than five (5) Business Days following delivery of the Exercise Notice. Neither the Collateral Agent, the Administrative Agent nor any Lender shall cause the liquidation or disposition of the Loan Assets to occur during the time that the Fund and its Affiliates are entitled to provide an Exercise Notice and purchase the Collateral pursuant to this Section 7.03. Nothing herein shall be deemed to constitute a modification or waiver of any rights under the Sourcing and Servicing Agreement.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Indemnities by the Borrower.

(a) Except for Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article VIII) against, and to hold each Indemnified Party harmless from, any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented external attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party arising out of, or as a result of, this Agreement, any of the other Transaction Documents or in respect of any of the Collateral or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Party is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates or shareholders); provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such damages, losses, claims, liabilities and related costs and expenses (x) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, fraud, bad faith or willful misconduct on the part of such Indemnified Party or (y) solely caused by or result from the action or inaction on the part of BMO Servicer (or any of its Affiliates) under the Sourcing and Servicing Agreement.

(b) Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party within ten (10) Business Days following the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c) If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations provided that the Borrower shall not be required to contribute in respect of Indemnified Amounts excluded as a result of the proviso to Section 8.01(a).

(d) If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower, without interest.

(e) The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Manager, the Collateral Agent or the Account Bank, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Manager or the Account Bank and the termination of this Agreement.

(f) In no event shall the Borrower be liable for any special, indirect, punitive or consequential damages, except to the extent such damages constitute Indemnified Amounts arising from third party claims.

(g) This Section 8.01 shall not apply to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, which shall be covered by Section 2.11.

Section 8.02 Indemnities by Manager.

(a) Without limiting any other rights which any Indemnified Party may have hereunder or under Applicable Law, the Manager hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party as a consequence of any acts or omissions of the Manager in its capacity as Manager and related to any Transaction Document, the transactions contemplated hereby or thereby or any certificate or other written material delivered by the Manager pursuant hereto or thereto, in each case constituting a breach of its covenants or agreements by the Manager or a misrepresentation by the Manager hereunder; provided that Indemnified Amounts shall not be available to an Indemnified Party (i) to the extent that such Indemnified Amounts are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith, fraud or willful misconduct on the part of such Indemnified Party claiming indemnification hereunder, (ii) for any amount of the outstanding principal amount of the Loan Asset that constitutes recourse for uncollectible amounts or (iii) any such damages, losses, claims, liabilities and related costs and expenses are solely caused by or result from the actions or inactions of the BMO Servicer under the Sourcing and Servicing Agreement.

(b) Any Indemnified Amounts shall be paid by the Manager to the Administrative Agent, for the benefit of the applicable Indemnified Party, within ten (10) Business Days following receipt by the Manager of the Administrative Agent’s written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).

(c) If the Manager has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Manager, without interest.

(d) The obligations of the Manager under this Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent or the Account Bank the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Borrower or the Account Bank and the termination of this Agreement.

(e) Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral.

(f) In no event shall the Manager be liable for any special, indirect, punitive or consequential damages, except to the extent such damages constitute Indemnified Amounts arising from third party claims.

Section 8.03 Waiver of Certain Claims. To the extent permitted by Applicable Law, each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the Transaction Documents.

Section 8.04 Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02, as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable and documented legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided further that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense; provided, further, that, if any Action asserts any liability of Bank in its individual capacity, Bank shall have the right to retain its own counsel, at the expense of the Indemnifying Party, to defend itself in such Action. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

Section 8.05 After-Tax Basis. Indemnification under Sections 8.01 and Section 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01 The Administrative Agent and the Collateral Agent.

(a) Appointment. Each Lender hereby irrevocably appoints and authorizes the Agent as its agent hereunder and hereby further authorizes the Agent to appoint additional agents to act on its behalf and for the benefit of each Lender. Each of the Lenders and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. Each Lender further authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(c) Agent’s Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Each Secured Party hereby waives any and all claims against the Agent or any of its Affiliates for any action taken or omitted to be taken by the Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Fund), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Fund, or the Manager or to inspect the property (including the books and records) of the Borrower, the Fund, or the Manager; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties; (vi) shall not be responsible for or have any duty to ascertain or inquire into the contents of any certificate, report or other document delivered thereunder or in connection therewith; and (vii) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent may deem and treat the payee of any portion of any Advance as the owner thereof for all purposes unless such Advance shall have been transferred in accordance with this Agreement and all actions required by such section in connection with such transfer shall have been taken.

(d) Actions by Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders; provided that, notwithstanding anything to the contrary herein, the Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. In the event the Agent requests the consent of a Lender pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have consented to the relevant action.

(e) Notice of Event of Default, Unmatured Event of Default or Manager Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Manager Default, unless the Agent has received written notice from a Lender, the Borrower or the Manager referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Manager Default and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Manager Default,” as applicable. The Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default, Unmatured Event of Default or Manager Default as may be requested by the Required Lenders acting jointly or as the Agent shall deem advisable or in the best interest of the Lenders.

(f) Credit Decision with Respect to the Agent. Each Lender and each Secured Party acknowledges that none of the Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Manager, the Fund or any of their respective Affiliates or review or approval of any of the Collateral, shall be deemed to constitute any representation or warranty by any of the Agent or its Affiliates to any Lender as to any matter, including whether the Agent has disclosed material information in its possession. Each Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Agent, or any of the Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Agent, or any of the Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party hereby agrees that the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Manager, the Fund or their respective Affiliates which may come into the possession of the Agent or any of its Affiliates.

(g) Indemnification of the Agent. Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower or the Manager), ratably in accordance with the Pro Rata Share of its related Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Agent hereunder or thereunder. Without limitation of the foregoing, each Lender agrees to reimburse the Agent, ratably in accordance with the Pro Rata Share of its related Lender, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Borrower or the Manager.

(h) Successor Agent. The Agent may resign at any time, effective upon the appointment and acceptance of a successor Agent as provided below, by giving at least five (5) days’ written notice thereof to each Lender and the Borrower and may be removed at any time with cause by the Lenders acting jointly. Upon any such resignation or removal, the Required Lenders shall appoint a successor Agent, subject to the approval of the Borrower (which approval shall not be (i) unreasonably withheld, conditioned or delayed or (ii) required at any time during the continuance of an Event of Default or after the declaration or automatic occurrence of the Facility Maturity Date). Each Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation or the removal of the retiring Agent, then the retiring Agent may, on behalf of the Secured Parties, appoint a successor Agent which successor Agent shall be either (x) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (y) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

(i) Payments by the Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Lenders shall be paid by the Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their related Lender’s most recent Commitments, on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

(j) Return of Certain Payments.

(i) Each Lender (and each participant of any of the foregoing, by its acceptance of a participation interest) hereby acknowledges and agrees that if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (each, a “Payment Recipient”) from the Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment as to which such a demand was made. A notice of the Agent to any Payment Recipient under this Section shall be conclusive, absent manifest error.

(ii) Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(iii) Any Payment required to be returned by a Payment Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of SOFR and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by Applicable Law, permitted by Applicable Law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(iv) The Borrower and each other party hereto hereby agrees that (x) in the event any Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) the receipt by any Payment Recipient of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Lender by the Borrower or any other party hereto (except to the extent that the funds used to make such Payment were received from the Borrower or disbursed from the Collection Account as repayment of such Obligations).

(k) Notices From the Borrower. In the event that the Agent receives any written notice (including any consent or other approval) from the Borrower pursuant to or in respect of this Agreement that is not otherwise required to be delivered to the Lenders and which the Agent determines in its sole discretion is material to the Lenders, the Administrative shall use its commercially reasonable efforts to promptly deliver a copy of such notice to the Lenders.

ARTICLE X

[RESERVED]

ARTICLE XI

[RESERVED]

ARTICLE XII

MISCELLANEOUS

Section 12.01 Amendments and Waivers.

(a) (i) No amendment or modification of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Manager, the Required Lenders (or the Administrative Agent on their behalf), the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the written agreement of the Collateral Agent; and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Manager shall be effective without the written consent of the Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Notwithstanding anything to the contrary set forth herein, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Transaction Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

(c) Effect of a Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Transaction Document:

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii) Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 12.01(c). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 12.01(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 12.01(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may, in consultation with the Borrower, modify this Agreement to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify this Agreement for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of an Advance bearing interest based on the Term SOFR Reference Rate, conversion to or continuation of an Advance bearing interest based on the Term SOFR Reference Rate to be made, converted or continued during any Benchmark Unavailability Period.

Section 12.02 Notices, Etc. Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges paid, by electronic mail (“email”) or by hand delivery, to such party’s address set forth below:

BORROWER:

Stepstone Great Lakes SPV Facility II LLC

c/o StepStone Private Credit Fund LLC

450 Lexington Avenue, 31st Floor

New York, New York 10017

Tel: (212) 351-6100

Email: joseph.cambareri@stepstonegroup.com;

christopher.park@stepstonegroup.com;

bstrainyte@stepstoneglobal.com;

PDLegal@stepstoneglobal.com;

alesia.dawidowicz@stepstonegroup.com;

Ariel.Goldblatt@stepstonegroup.com

FUND AND MANAGER:

Stepstone Private Credit Fund LLC

450 Lexington Avenue, 31st Floor

New York, New York 10017

Tel: (212) 351-6100

Email: joseph.cambareri@stepstonegroup.com;

christopher.park@stepstonegroup.com;

bstrainyte@stepstoneglobal.com;

PDLegal@stepstoneglobal.com

ADMINISTRATIVE AGENT:

Bank of Montreal, a Canadian chartered bank acting

through ~~is~~its Chicago branch

320 S Canal Street, 14th Floor

Chicago, Illinois 60606

Attention: Jason Swanson

Telephone No.: (312) 286-3953

Email: Jason.Swanson@bmo.com

COLLATERAL AGENT:

Bank of Montreal, a Canadian chartered bank acting

through ~~is~~its Chicago branch

320 S Canal Street, 14th Floor

Chicago, Illinois 60606

Attention: Jason Swanson

Telephone No.: (312) 286-3953

Email: Jason.Swanson@bmo.com

LENDERS:	On file with the Administrative Agent

or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.02. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by email, when received. The Bank, in each of its capacities, shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement or any other Transaction Document and delivered using Electronic Means; provided, however, that the Borrower, Manager, Administrative Agent and Lender, as applicable, shall provide to the Bank an incumbency certificate listing officers with authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Borrower, Manager, Administrative Agent and Lender as applicable, whenever a person is to be added or deleted from the listing. If the Borrower, Manager, Administrative Agent or Lender, as applicable, elects to give the Bank Instructions using Electronic Means and the Bank in its discretion elects to act upon such Instructions, the Bank’s understanding of such Instructions shall be deemed controlling. The Borrower, Manager, Administrative Agent and Lender each understands and agrees that the Bank cannot determine the identity of the actual sender of such Instructions and that the Bank shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Bank have been sent by such Authorized Officer. The Borrower, Manager, Administrative Agent and Lender shall each be responsible for ensuring that only Authorized Officers transmit such Instructions to the Bank and that the Borrower, Manager, Administrative Agent and Lender and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower, Manager, Administrative Agent or Lender as applicable. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Borrower, Manager, Administrative Agent and Lender each agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Bank, including without limitation the risk of the Bank acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Bank and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower, Manager, Administrative Agent and Lender as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Bank immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Bank, or another method or system specified by the Bank as available for use in connection with its services hereunder.

Section 12.03 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12.04 Binding Effect; Assignability; Multiple Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Manager, the Administrative Agent, each Lender, the Collateral Agent and their respective successors and permitted assigns. With the prior written consent of the Administrative Agent (unless such assignment is to an Affiliate of a Lender or is otherwise required by Applicable Law), each Lender and their respective successors and assigns may assign, grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance (or portion thereof) to any Person; provided that, if no Event of Default has occurred and is continuing, the Borrower’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed; provided that it shall not be unreasonable if the proposed grantee, participant or assignee is a Competitor) shall be required for:

(A) a grant of a security interest a Competitor;

(B) a sale of participation interest to a Competitor; and

(C) an assignment to any Person,

Notwithstanding the foregoing, no consent of the Borrower shall be required for (x) an assignment to a Lender or an Affiliate of a Lender that is not a Competitor or (y) an assignment that is required by Applicable Law (provided that notice of any such assignment shall be provided to the Borrower).

No consent of the Borrower shall be required for any assignment, grant of security interest or sale of participation if an Event of Default has occurred and is continuing.

With respect to a proposed assignment, any such assignee shall execute and deliver to the Manager, the Borrower and the Administrative Agent a fully-executed assignment and acceptance agreement in the form of Exhibit K hereto (an “Assignment and Acceptance”). The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the related Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender. None of the Borrower, the Fund or the Manager may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender and the Administrative Agent. Notwithstanding any sale of participation interest under this Section 12.04, (i) the selling Lender’s obligations under this Agreement shall remain unchanged, (ii) such selling Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender’s rights and obligations under this Agreement.

(b) Notwithstanding any other provision of this Section 12.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest with respect to the Advances) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c) Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

(d) Upon the effectiveness of any assignment by any Lender of all or any of its rights and obligations under the Transaction Documents and/or any Advance pursuant to Section 12.04(a) and the delivery to the Administrative Agent of all assignment documentation and the Assignment and Acceptance, the Administrative Agent shall revise Annex A to reflect such assignment.

(e) The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.10 and 2.11 (subject to the requirements and limitations therein, including the requirements under Section 2.11(g) (it being understood that the documentation required under Section 2.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 12.04; provided that such participant (i) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under this Section 12.04; and (ii) shall not be entitled to receive any greater payment under Section 2.10 or 2.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.05 Term of This Agreement. This Agreement, including, the Borrower’s representations and covenants set forth in Articles IV and V and the Manager’s representations, covenants and duties set forth in Articles IV, V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Manager pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and Article XII and the provisions of Section 2.10, Section 2.11, Section 12.07 and Section 12.09 shall be continuing and shall survive any termination of this Agreement.

Section 12.06 GOVERNING LAW; JURY WAIVER.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) BY EXECUTION AND DELIVERY OF EACH TRANSACTION DOCUMENT TO WHICH IT IS A PARTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL

JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 12.06. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH OF THE PARTIES HERETO (OTHER THAN THE BANK) WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e) JURY WAIVER. EACH OF THE PARTIES HERETO HEREBY (i) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (1) THIS AGREEMENT; (2) ANY OTHER TRANSACTION DOCUMENT; OR (3) ANY CONDUCT, ACTS OR OMISSIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OF BORROWER, THE ADMINISTRATIVE AGENT, A LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ADMINISTRATIVE AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

Section 12.07 Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Indemnified Parties under Section 8.01 and Section 8.02 hereof, the Borrower agrees to pay on the Payment Date pertaining to the Remittance Period in which such cost is incurred all reasonable and documented out of pocket costs and expenses of the Administrative Agent and the Collateral Agent incurred in connection with (x) the preparation, execution, delivery, administration, syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, limited, in the case of expenses of counsel, to the reasonable and documented fees and expenses of one outside counsel for the Administrative Agent and the Lenders, and one outside counsel for the Collateral Agent with respect thereto and with respect to advising the Administrative Agent, the Lenders, and the Collateral Agent as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and (y) the enforcement or potential enforcement of this Agreement or any Transaction Document by the Administrative Agent, the Lenders, and the Collateral Agent and the other documents to be delivered hereunder or in connection herewith.

(b) Nothing contained in this Section 12.07 shall relate to the payment of Taxes under the Transaction Documents.

Section 12.08 Further Assurances. The Borrower shall promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable law, subject any of the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the security documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the security documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which the Borrower is or is to be a party.

Section 12.09 Recourse Against Certain Parties.

(a) Notwithstanding any contrary provision set forth herein, no claim may be made by any party hereto against any other party hereto or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected; provided that this sentence shall in no way limit or vitiate the indemnity obligations of the Borrower or the Manager hereunder with respect to its indemnification obligations under Section 8.01 or 8.02, as applicable.

(b) No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(c) The provisions of this Section 12.09 shall survive the termination of this Agreement.

Section 12.10 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior and contemporaneous expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior and contemporaneous oral or written understandings other than any fee letter delivered by the Manager to the Administrative Agent and the Lenders. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Moreover, the parties to this Agreement waive reliance on any representation made by any other party, whether orally or in writing, prior to the execution of this Agreement.

Section 12.11 [Reserved].

Section 12.12 Confidentiality.

(a) Each of the Administrative Agent, the Lenders, the Manager, the Collateral Agent, the Borrower, and the Fund shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement (and the terms thereof) and all information with respect to the other parties, including all information regarding the Loan Assets, the Obligors and the Borrower and the Manager hereto and their Affiliates’ respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each party hereto and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents, including (1) any advisor engaged by such party in connection with portfolio management, monitoring and reporting solutions with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons and (2) any valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Manager, the Collateral Agent, the Borrower, and the Fund (A) to maintain the confidentiality of this Agreement (and the terms thereof) and all information with respect to the other parties, including all information regarding the Loan Assets and the Borrower and the Manager hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, and (B) that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates; provided, further, that upon such Excepted Person’s agreement to the foregoing sub-clauses (A) and (B), the Borrower and the Manager shall be deemed to have consented to the disclosure of such information to such Excepted Person, (ii) disclose the existence of this Agreement, but not the terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.12(a) include, all fees and other pricing terms, and all Events of Default, Manager Defaults, and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, the Borrower and the Manager each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Account Bank or the Collateral Agent by each other, or (ii) by the Administrative Agent, the Lenders, the Account Bank and the Collateral Agent to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders, the Administrative Agent, the Collateral Agent and the Account Bank may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (after such information becomes publicly known); (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) as requested by any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Administrative Agent’s, or the Collateral Agent’s business or that of their affiliates; provided that (other than in the case of routine disclosures) the disclosing party will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law and only if reasonably practicable), if a Responsible Officer of the disclosing party has actual knowledge thereof, notify the Manager of its intention to make any such disclosure prior to making any such disclosure, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, or the Collateral Agent or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party; provided that (other than in the case of routine disclosures) the disclosing party will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law and only if reasonably practicable) notify the Manager of its intention to make any such disclosure prior to making any such disclosure, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Manager or the Fund, (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Administrative Agent or the Lenders, provided, that the disclosing party advises such recipient of the confidential nature of the information being disclosed or such recipient is otherwise subject to an obligation of confidentiality, or (F) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent having a need to know the same, provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, Manager or the Fund.

Section 12.13 Waiver of Set Off. Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders or their respective assets.

Section 12.14 Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.15 Ratable Payments. If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances owing to it (other than pursuant to Breakage Fees, Section 2.10 or Section 2.11) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Section 12.16 Failure of Borrower or Manager to Perform Certain Obligations. If the Borrower or the Manager, as applicable, fails to perform any of its agreements or obligations under Section 5.01(r), Section 5.02(p) or Section 5.03(e), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, subject to reimbursement of the Administrative Agent’s expenses in accordance herewith.

Section 12.17 Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (a) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (b) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

Section 12.18 Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents the Borrower deems reasonably necessary or appropriate to evidence the termination of the Grant and other Liens securing the Obligations, all at the expense of the Borrower.

Section 12.19 Non-Petition.

(a) Each of the parties hereto (other than the Administrative Agent and the Lenders) hereby agrees for the benefit of the Borrower, the Administrative Agent and the Lenders that it will not institute against, or join any other Person in instituting against, the Borrower any Bankruptcy Proceeding so long as there shall not have elapsed one (1) year, or if longer, the applicable preference period then in effect, and one (1) day since the Collection Date. The Borrower shall file a timely objection to, and promptly and timely move to dismiss and diligently prosecute such objection and/or motion to dismiss, any Bankruptcy Proceeding commenced by any Person in violation of this Section 12.19(a). The Borrower hereby expressly consents to, and agrees not to raise any objection in respect of, each of the Administrative Agent and the Lenders having creditor derivative standing in any Bankruptcy Proceeding to enforce each and every covenant contained in this Section 12.19(a).

(b) Each of the Borrower, the Manager and the Fund further agrees that (i) a breach of any of their respective covenants contained in Section 12.19(a) will cause irreparable injury to the Administrative Agent and the Lenders, (ii) the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach, and (iii) each and every covenant contained in Section 12.19(a) shall be specifically enforceable against the Borrower, the Manager and the Fund, and each of the Borrower, the Manager and the Fund hereby waives and agrees not to object, or assert any defenses to an action for specific performance, or injunction in respect of any breach of such covenants.

(c) The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the covenants provided for in this Section 12.19, including without limitation the following powers: (i) to object to and seek to dismiss any Bankruptcy Proceeding relating to a Bankruptcy Event described in clause (i) of the definition thereof, and (ii) all powers and rights incidental thereto. This appointment is coupled with an interest and is irrevocable.

(d) The provisions of this Section 12.19 shall survive the termination of this Agreement.

Section 12.20 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and.

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

[Signature pages to follow.]

SCHEDULE I

CONDITIONS PRECEDENT DOCUMENTS

[Intentionally Omitted]

Sch. I-

SCHEDULE II

ELIGIBILITY CRITERIA

The representations and warranties set forth in this Schedule II are made by the Borrower and the Manager under this Agreement with respect to all Loan Assets which are designated as being Eligible Loan Assets on any Borrowing Base Certificate or are otherwise represented to the Administrative Agent or the Lenders as being Eligible Loan Assets, or are included as Eligible Loan Assets in any calculation set forth in this Agreement to which this Schedule II is attached; provided that, (x) if such Loan Asset does not satisfy the representations and warranties set forth in clause 1 below (and only the representations and warranties set forth in clause 1 below), the Administrative Agent may expressly consent in its sole discretion to the inclusion of or designation of such Loan Asset as an Eligible Loan Asset and (y) if such Loan Asset does not satisfy any of the other representations and warranties set forth below, the Administrative Agent (acting at the direction of the Required Lenders, each in its sole discretion) may expressly consent to the inclusion of or designation of such Loan Asset as an Eligible Loan Asset; provided further that the Administrative Agent will only be considered to have consented to such inclusion if the Borrower and the Manager have expressly acknowledged that one or more of the representations and warranties below are not true with respect to such Loan Asset.

1. As of the related Cut-Off Date, such Loan Asset has been originated and/or sourced and underwritten by BMO Sponsor Finance and has been acquired by the Borrower pursuant to, and meets the eligibility requirements of, the Program;

2. As of the related Cut-Off Date, each such Loan Asset is a First Lien Loan. Each such Loan Asset and the Related Asset is subject to a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) in favor of the Collateral Agent, on behalf of the Secured Parties, and the Borrower has good and marketable title to, and is the sole owner of, such Loan Asset and the Related Asset (or, in the case of a participation interest, a valid participation interest in such Loan Asset), free and clear of all Liens other than any Permitted Liens, provided that with respect to any participation interest purchased by the Borrower, the Borrower shall not be the record owner of the relevant Loan Asset until the elevation of such participation interest.

3. As of the related Cut-Off Date, the Obligor for which such Loan Asset was principally underwritten is organized under the laws of the United States or any state thereof.

4. As of the related Cut-Off Date, each such Loan Asset is denominated and payable only in Dollars and does not permit the currency or country in which such Loan Asset is payable to be changed.

5. As of the Cut-Off Date, no such Loan Asset is Margin Stock.

6. The acquisition of such Loan Asset does not cause the Borrower or the assets constituting the Collateral to be required to be registered as an investment company under the 1940 Act.

7. As of the Cut-Off Date, each such Loan Asset is not a loan made to a debtor-in-possession.

8. No such Loan Asset is principally secured by interests in real property.

9. Each such Loan Asset constitutes a legal, valid, binding and enforceable obligation of the Obligor thereunder and each guarantor thereof, enforceable against each such Person in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations, and, to the actual knowledge of the Manager, there are no conditions precedent to the enforceability or validity of the Loan Asset that have not been satisfied or validly waived.

Sch. II-1-

10. Each such Loan Asset is in the form of, and is treated as, indebtedness for U.S. federal income tax purposes.

11. As of the related Cut-Off Date, such Loan Asset is not a Defaulted Loan.

12. The Manager is not an Affiliate of the Obligor with respect to such Loan Asset.

13. The acquisition of any such Loan Asset by the Borrower and the Grant thereof would not (a) violate any Applicable Law to which the Borrower is subject or (b) cause the Administrative Agent or the Lenders to fail to comply with any request or directive (whether or not having the force of law) from any banking or other Governmental Authority having jurisdiction over the Administrative Agent or the Lenders in respect of which the Administrative Agent and the Lenders have provided sufficient prior notice to the Borrower or the Manager before the related Cut-Off Date.

14. The funding obligations of the Borrower for each such Loan Asset and the Underlying Instruments under which such Loan Asset was created have been fully satisfied and all sums available thereunder have been fully advanced.

15. As of the related Cut-Off Date, to the actual knowledge of the Manager, no such Loan Asset is the subject of any assertions in respect of, any litigation, right of rescission, set-off, counterclaim or defense, including the defense of usury, by the related Obligor, nor will the operation of any of the terms of the Underlying Instruments, or the exercise of any right thereunder, render the Underlying Instruments unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Underlying Instruments with respect to the Loan Asset provide for an affirmative waiver by the related Obligor of such rights of rescission, set-off and counterclaim against the Borrower and its assignees.

16. No interest in such Loan Asset has been sold, transferred, assigned or pledged by the Borrower to any Person other than to the Collateral Agent for the benefit of the Secured Parties.

17. Such Loan Asset is not subject to United States or foreign withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instruments to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis in the event of a Change in Law.

18. To the actual knowledge of the Manager, the Obligor with respect to such Loan Asset (and any guarantor of such Obligor’s obligations thereunder), had full legal capacity to execute and deliver the Underlying Instruments which creates such Loan Asset and any other documents related thereto.

19. As of the Cut-Off Date, the Obligor of each such Loan Asset is not a Governmental Authority.

20. As of the Cut-Off Date, there are no proceedings pending or, to the actual knowledge of the Manager, threatened or written claims (a) asserting insolvency of the Obligor of such Loan Asset, or (b) wherein the Obligor of such Loan Asset, any other obligated party or any Governmental Authority has alleged that such Loan Asset or the Underlying Instruments which creates such Loan Asset is invalid or unenforceable.

Sch. II-2-

21. Each such Loan Asset has an original term to maturity of not greater than seven (7) years.

22. As of the Cut-Off Date, such Loan Asset has a minimum cash coupon of at least 4.0% and such coupon is payable at least quarterly.

23. To the actual knowledge of the Manager, each such Loan Asset is not an extension of credit to the Obligor for the purpose of (a) making any past due principal, interest or other payments due on such Loan Asset, (b) preventing such Loan Asset or any other loan to the related Obligor from becoming past due or (c) preventing such Loan Asset from becoming defaulted.

24. To the actual knowledge of the Manager, the Obligor with respect to such Loan Asset, on the applicable date of determination, (a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization; (b) is a legal operating entity or holding company; (c) has not entered into the Loan Asset primarily for personal, family or household purposes; and (d) as of the related Cut-Off Date, is not the subject of a Bankruptcy Event, and, as of the related Cut-Off Date, such Obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise, in each case, as determined by the Manager in accordance with the Management Standard unless approved in writing by the Administrative Agent.

25. Each such Loan Asset is not an Equity Security and does not provide for the conversion into an Equity Security.

26. As of the related Cut-Off Date, no such Loan Asset is a high-yield bond, a Bridge Loan, a zero-coupon obligation, an unsecured loan, a commercial real estate loan, a letter of credit or in support of a letter of credit, a lease, a Synthetic Security, an interest in a grantor trust, a step-down obligation or a structured finance obligation.

27. Each such Loan Asset is Registered.

28. As of the related Cut-Off Date, no such Loan Asset is the subject of an offer, exchange or tender by the related Obligor for less than par.

Sch. II-3-

SCHEDULE III

[Reserved]

Sch. III-1

SCHEDULE IV

LOAN ASSET SCHEDULE

[Intentionally Omitted]

Sch. IV-2

ANNEX A

Lender	Commitment
Bank of Montreal, a Canadian chartered bank acting through its Chicago branch	$	~~109,500,000~~162,500,000
Total	$	~~109,500,000~~162,500,000

Annex A-1